UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sonic Automotive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

April 8, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 11:00 a.m. on Monday, May 11, 2009, at Lowe’s Motor Speedway, Smith Tower, King Room, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on May 11, 2009, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

SONIC AUTOMOTIVE, INC.

NOTICE OF MEETING

Charlotte, NC

April 8, 2009

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic”) will be held at Lowe’s Motor Speedway, Smith Tower, King Room, U.S. Highway 29 North, Concord, North Carolina on Monday, May 11, 2009, at 11:00 a.m. (the “Annual Meeting”), for the following purposes as described in the accompanying Proxy Statement.

1.	To elect nine directors;

2.	To consider and vote upon an amendment and restatement of the Sonic Automotive, Inc. Incentive Compensation Plan that adds new performance criteria that can be used for performance-based compensation and makes other revisions;

3.	To consider and vote upon an amendment and restatement of the Sonic Automotive, Inc. 2004 Stock Incentive Plan that increases the shares issuable thereunder from 3,000,000 to 5,000,000 shares, adds new performance criteria that can be used for performance-based awards and makes other revisions;

4.	To consider and vote upon an amendment and restatement of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors that increases the shares issuable thereunder from 90,000 to 340,000 shares, limits the maximum number of shares that can be granted to a non-employee director during 2009 to 15,000 shares and makes other revisions;

5.	To ratify the appointment of Ernst & Young LLP as Sonic’s independent public accountants for the year ending December 31, 2009; and

6.	To transact such other business as may properly come before the meeting.

Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock (collectively, the “Voting Stock”) at the close of business on March 27, 2009 will be entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

STEPHEN K. COSS

Senior Vice President, General Counsel and Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

SONIC AUTOMOTIVE, INC.

PROXY STATEMENT

April 8, 2009

GENERAL

Introduction

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic” or the “Company”) will be held on May 11, 2009 at 11:00 a.m., at Lowe’s Motor Speedway, Smith Tower, King Room, U.S. Highway 29 North, Concord, North Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Directions to attend the Annual Meeting, where you may vote in person, can be found at the following weblink: https://www.lowesmotorspeedway.com/visitors_guide/area_map/. Only holders of record of Sonic’s Class A Common Stock (the “Class A Common Stock”) and Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock” or “Voting Stock”) at the close of business on March 27, 2009 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting, and at any and all adjournments thereof, and are first being sent to stockholders on or about April 13, 2009.

Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the Annual Meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with the specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic’s nine nominees to the Board of Directors; (ii) in favor of an amendment and restatement of the Sonic Automotive, Inc. Incentive Compensation Plan that adds new performance criteria that can be used for performance-based compensation and makes other revisions; (iii) in favor of an amendment and restatement of the Sonic Automotive, Inc. 2004 Stock Incentive Plan that increases the shares issuable thereunder from 3,000,000 to 5,000,000 shares, adds new performance criteria that can be used for performance-based awards and makes other revisions; (iv) in favor of an amendment and restatement of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors that increases the shares issuable thereunder from 90,000 to 340,000 shares, limits the maximum number of shares that can be granted to a non-employee director during 2009 to 15,000 shares and makes other revisions; (v) in favor of the proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of Sonic and its subsidiaries for the year ending December 31, 2009; and (vi) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Proxies should be sent to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Revoking Your Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic’s principal executive offices at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person.

Ownership of Voting Stock

Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the “Charter”) 100,000,000 shares of Class A Common Stock, of which 28,085,472 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have ten votes per share. All outstanding shares of Voting Stock are entitled to vote as a single class on all proposals submitted to a vote at the Annual Meeting. A quorum being present, directors will be elected by a plurality of the votes cast and each of the other proposals referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the proposal are cast in favor thereof. Broker non-votes and abstentions will be counted to determine a quorum, but will not be counted as votes for any director-nominee or for or against any proposal.

A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of the nominee in the space provided on the proxy card. A holder of Voting Stock may not vote for more than nine nominees.

The following table sets forth certain information regarding the beneficial ownership of Sonic’s Voting Stock as of March 27, 2009, by (i) each stockholder known by Sonic to own beneficially more than five percent of a class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each named executive officer of Sonic listed in the Summary Compensation Table, and (iv) all directors and executive officers of Sonic as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Beneficial Owner	Number of Shares of Class A Common Stock (1)	Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock (2)
O. Bruton Smith (3)	894,220	3.1%	11,052,500	(4)	91.9%	29.1%
Sonic Financial Corporation (3)	—	—	8,881,250	(4)	73.8%	22.1%
B. Scott Smith (3)	591,251	2.1%	976,875	(5)	8.1%	3.9%
David P. Cosper (6)	117,064	*	—		—	*
David B. Smith	75,415	*	—		—	*
Jeff Dyke	151,594	*	—		—	*
William R. Brooks (7)	84,923	*	—		—	*
William I. Belk (7) (8)	42,923	*	—		—	*
Victor H. Doolan (7)	7,178	*	—		—	*
Robert Heller (7) (9)	75,923	*	—		—	*
Robert L. Rewey (7)	39,923	*	—		—	*
David C. Vorhoff (7)	4,997	*	—		—	*
All directors and executive officers as a group (11 persons)	2,085,411	7.0%	12,029,375		100.0%	33.7%
Barclays Global Investors, NA. (and related persons) (10)	1,832,079	6.5%	—		—	4.6%
Dimensional Fund Advisors LP (11)	2,616,345	9.3%	—		—	6.5%
FMR LLC (and related persons) (12)	4,208,419	15.0%	—		—	10.5%
LSV Asset Management (13)	1,439,220	5.1%	—		—	3.6%
Paul P. Rusnak (and related persons) (14)	4,100,000	14.6%	—		—	10.2%

*	Less than one percent.

(1)	Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after March 27, 2009, to acquire beneficial ownership through the exercise of stock options: (i) Messrs. Bruton Smith, 885,000 shares; Scott Smith, 563,000 shares; Cosper, 20,000 shares; David Smith, 66,608 shares; Jeff Dyke, 63,550 shares; Brooks, 75,000 shares; Belk, 20,000 shares; Heller, 40,000 shares; and Rewey, 30,000; and (ii) all directors and executive officers as a group, 1,763,158 shares.

(2)	The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 74.7%; Sonic Financial Corporation, 59.9%; B. Scott Smith, 7.0%; AXA Financial, Inc. (and related persons), 2.2%; Barclays Global Investors, NA. (and related persons), 1.2%; Dimensional Fund Advisors LP, 1.8%; FMR LLC (and related persons), 2.8%; LSV Asset Management, 1.0%; Paul P. Rusnak (and related persons), 2.8%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 81.5%.

(3)	The address for O. Bruton Smith, B. Scott Smith and Sonic Financial Corporation (“SFC”) is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(4)	The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,171,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by SFC, of which 5,474,593 shares are pledged as security for loans. Mr. Smith owns the majority of SFC’s outstanding capital stock and, accordingly, is deemed to have sole voting and investment power with respect to the Class B Common Stock held by SFC.

(5)	Approximately 778,890 shares of Class B Common Stock are pledged to secure loans and 20,875 shares of Class A Common Stock are held in a margin account.

(6)	Includes 64,550 restricted shares of Class A Common Stock. Includes 10,000 shares held by Mr. Cosper’s wife and 1,000 shares held by Mr. Cosper’s daughter, who shares his household.

(7)	Includes 2,934 restricted shares of Class A Common Stock for each of Messrs. Brooks, Belk, Doolan, Heller, Rewey and Vorhoff, which will vest on April 25, 2009.

(8)	Includes 6,000 shares held by Mr. Belk’s children. Mr. Belk disclaims beneficial ownership of all securities held by his children.

(9)	Approximately 26,000 shares are held in a margin account. Mr. Heller shares voting and dispositive power over 26,000 shares with his wife.

(10)	The address of this entity is 400 Howard Street, San Francisco, California 94105. The Schedule 13G filed by Barclays Global Investors, NA. (and related persons) on or about February 5, 2009 indicates that Barclays Global Investors, NA. has sole voting power as to 541,957 of the shares shown and sole dispositive power as to 632,618 of the shares shown, that Barclays Global Fund Advisors has sole voting power as to 864,099 of the shares shown and sole dispositive power as to 1,180,615 of the shares shown and that Barclays Global Investors, Ltd. has sole voting power as to 1,050 of the shares shown and sole dispositive power as to 18,846 of the shares shown. The shares reported on the Schedule 13G are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

(11)	The address of this entity is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The information provided is based on a Schedule 13G filed by Dimensional Fund Advisors LP on or about February 9, 2009. That filing indicates that Dimensional Fund Advisors LP has sole voting power over 2,547,943 of the shares shown and sole dispositive power over all of the 2,616,345 shares shown. The shares reported on the Schedule 13G are owned by advisory or management clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(12)	The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109. The information provided is based on a Schedule 13G filed by FMR LLC (and related persons) on or about February 17, 2009. That filing indicates that FMR LLC has sole voting power as to 12,719 of the shares shown, which are beneficially owned by FIL Limited. That filing also indicates that FMR LLC and Edward C. Johnson 3d have sole dispositive power as to all of the 4,208,419 shares shown. That filing further indicates that Fidelity Management and Research Company, as investment advisor to various Fidelity Funds and a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 4,195,700 of the shares and Fidelity Low Priced Stock Fund, an investment company, beneficially owns 2,839,000 of the shares, but that neither Mr. Edward C. Johnson 3d nor FMR LLC has sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares.

(13)	The address of this entity is 1 N. Wacker Drive, Suite 4000, Chicago, Illinois 60606. The information provided is based on a Schedule 13G filed by LSV Asset Management on or about February 17, 2009. That filing indicates that LSV Asset Management has sole voting and sole dispositive power as to all of the shares shown.

(14)	The address of this owner is 325 W. Colorado Boulevard, PO Box 70489, Pasadena, California 91117-7489. The information provided is based on a Form 3 filed by Paul P. Rusnak on or about April 1, 2009. That filing indicates that Paul P. Rusnak owns 1,000,000 of the shares shown directly and 3,100,000 of the shares shown indirectly as trustee of the Paul P. Rusnak Family Trust. No information regarding voting or dispositive power was provided.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

Nine directors currently serve on Sonic’s Board of Directors. On February 9, 2006, the Board of Directors amended our bylaws (as amended, the “Bylaws”) to phase out the classified board. Consequently, beginning at the 2006 annual meeting of stockholders, the director nominees chosen to succeed those directors whose terms expire at an annual meeting of stockholders are elected by the stockholders for a one-year term expiring at the next annual meeting of stockholders. Any director appointed by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of stockholders. All directors’ terms expire and their successors will be elected at the Annual Meeting and each annual meeting of stockholders thereafter.

At the Annual Meeting, we intend to vote the proxies in the accompanying form for the election of O. Bruton Smith, B. Scott Smith, David B. Smith, William I. Belk, William R. Brooks, Victor H. Doolan, Robert Heller, Robert L. Rewey and

David C. Vorhoff to the Board of Directors. All of these individuals have consented to serve, if elected, for a one-year term until the 2010 annual meeting of stockholders or until his successor is elected and qualified, except as otherwise provided in our Charter and Bylaws. All of the nominees are presently directors of Sonic. Upon the recommendation by the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. David B. Smith to the Board of Directors in October 2008. All other directors are standing for re-election. Due to the recent passing of long-time director, William P. Benton, in February 2009, and the resignation by Jeffrey C. Rachor from the Board of Directors in May 2008, two seats on the Board of Directors will be vacant following the Annual Meeting. Because the Nominating Committee of our Board of Directors has not selected a qualified candidate or candidates, the Board of Directors has elected not to fill these vacancies at the Annual Meeting. If for any reason any nominee named above is not a candidate when the election occurs, we intend to vote proxies in the accompanying form for the election of the other nominees named above and may vote them for any substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Charter and Bylaws.

Directors

O. Bruton Smith, 82, is the Founder of Sonic. He is also the Chairman, Chief Executive Officer and a director of Sonic and has served as such since Sonic’s organization in January 1997, and he currently is a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speedway Motorsports, Inc. (“SMI”). SMI is a public company whose shares are traded on the New York Stock Exchange (the “NYSE”). Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe’s Motor Speedway, Infineon Raceway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Texas Motor Speedway and Kentucky Speedway. He is also an executive officer or a director of most of SMI’s operating subsidiaries.

B. Scott Smith, 41, is the Co-Founder of Sonic. He is also President, Chief Strategic Officer and a director of Sonic. Prior to his appointment as President in March 2007, Mr. Smith served as Sonic’s Vice Chairman and Chief Strategic Officer since October 2002. Mr. Smith was President and Chief Operating Officer of Sonic from April 1997 until October 2002. Mr. Smith has been a Sonic director since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith, who is the son of O. Bruton Smith, has been an executive officer of Town & Country Ford since 1993, and was a minority owner of both Town & Country Ford and Fort Mill Ford before Sonic’s acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith has over 20 years experience in the automobile dealership industry.

David B. Smith, 34, is our Executive Vice President and a director since October 2008 and has served in Sonic’s organization since October 2000. Prior to being named a director and Executive Vice President of Sonic, Mr. Smith, also a son of O. Bruton Smith, served as Sonic’s Senior Vice President of Corporate Development since March 2007. Prior to that appointment, Mr. Smith served as Sonic’s Vice President of Corporate Strategy from October 2005 to March 2007, and also served prior to that time as Dealer Operator of Sonic’s Arnold Palmer Cadillac dealership from January 2004 to October 2005, Sonic’s Fort Mill Ford dealership from January 2003 to January 2004 and Sonic’s Town and Country Ford dealership from October 2000 to December 2002.

William I. Belk, 59, has been a director of Sonic since March 1998. Mr. Belk is currently a North Carolina District Court Judge. Mr. Belk was formerly a partner in the investment banking firm Carolina Financial Group, Inc. and previously held the position of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk is an attorney with an LLM—Taxation.

William R. Brooks, 59, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI, became Executive Vice President of SMI in February 2004 and became Vice Chairman in 2008. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Lowe’s Motor Speedway (formerly the Charlotte Motor Speedway) and a Vice President and director of Atlanta Motor Speedway.

Victor H. Doolan, 68, has been a director of Sonic since July 2005. Prior to being appointed as a director of Sonic, Mr. Doolan served for approximately three years as president of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 36 years. Mr. Doolan currently serves as a director of BlueFire Ethanol Fuels, Inc.

Robert Heller, 69, has been a director of Sonic since January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as director of Bank of Marin and Chairman of the Board of Marin General Hospital.

Robert L. Rewey, 70, has been a director of Sonic since December 2001. Mr. Rewey served as the Group Vice President of Ford Motor Company’s North American Operations and Global Sales, Marketing and Customer Services from January 2000 until his retirement in April 2001. During his career with Ford, Mr. Rewey also served as President of Lincoln Mercury Division and then Ford Division and Group Vice President of North American sales, marketing and customer service. He has served on the board of directors for Volvo Cars and Mazda Corporation. In his prior positions, Mr. Rewey was responsible for initiating Ford’s global brand, motorsports and marketing executive development strategies. He also implemented innovations in Six Sigma for sales and marketing and developed short term vehicle leasing. Mr. Rewey has served as a member of the Board of Visitors, Fuqua School, Duke University and the Dean’s Council, Fisher School of Business, Ohio State University. Mr. Rewey currently serves as a director of SMI and of LoJack Corporation, a public company traded on the Nasdaq.

David C. Vorhoff, 53, has been a director of Sonic since April 2007. Mr. Vorhoff is a co-founding Partner of McColl Partners, LLC, and has served as a Managing Director of the firm since its founding in 2001. Headquartered in Charlotte, North Carolina, McColl Partners provides investment banking services to middle-market companies and financial institutions, and advises clients in three primary areas: mergers and acquisitions; raising private capital; and strategic advisory and valuation assignment. Prior to 2001, Mr. Vorhoff was a Managing Director of Banc of America Securities’ Health Care Group and of NationsBanc Montgomery Securities Health Care Group in New York, and of NationsBank Capital Markets’ mergers and acquisitions group in Charlotte.

Board and Committee Member Independence

Because Mr. Bruton Smith holds more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and is, therefore, not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors. Nevertheless, Sonic is committed to having its board membership in favor of independent directors as evidenced by Sonic’s Corporate Governance Guidelines.

Our Board of Directors has determined that currently a majority of Sonic’s directors, including Messrs. Belk, Doolan, Heller, Rewey and Vorhoff, and all of the members of Sonic’s board committees, are “independent” within the meaning of the NYSE’s current listing standards and the rules and regulations of the SEC. The Board’s determination was based on its assessment of each director’s relationship with Sonic and the materiality of that relationship in light of all relevant facts and circumstances, not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to which the director is related and organizations with which the director is affiliated. The Board of Directors applied Categorical Standards for Determination of Director Independence, which the Board adopted to assist it in evaluating the independence of each of its directors. The Board of Directors determined that each of the independent directors met these Categorical Standards for Determination of Director Independence. A copy of Sonic’s Categorical Standards for Determination of Director Independence is included as Annex A to this Proxy Statement. In determining that Messrs. Belk, Doolan, Heller, Rewey and Vorhoff are independent, the Board of Directors also considered the following transactions, relationships or arrangements. For Messrs. Belk, Doolan and Heller, the Board of Directors considered affiliations with charitable organizations and what contributions, if any, Sonic made to such charitable organizations. In addition, for Mr. Doolan, the Board of Directors considered his former affiliation with an automobile manufacturer. For Mr. Rewey, the Board of Directors considered his position as director of SMI and any transactions between Sonic and its subsidiaries and SMI and its subsidiaries. The Board of Directors also considered Mr. Rewey’s position as a director of LoJack and any transactions between LoJack and Sonic and its subsidiaries and as a director of Dealer Tire, LLC and any relationships between Dealer Tire, LLC and Sonic and its subsidiaries or its executive officers. The Board of Directors determined that none of these transactions, relationships or arrangements impaired any of these individuals’ independence.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings. Our Board of Directors held five meetings during 2008. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Executive Sessions of the Board of Directors. The non-management directors meet in executive session without members of management present prior to or after each board meeting. Mr. Belk, as lead independent director, presides over these executive sessions of non-management directors.

Attendance at Annual Meetings of Stockholders. Pursuant to the Board of Directors’ policy, all directors are strongly encouraged to attend our annual stockholders meetings. All of our directors attended last year’s annual stockholders meeting.

Committees of the Board of Directors and their Charters. The Board of Directors of Sonic has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCG Committee”). Each of these committees acts pursuant to a written charter, which was adopted by the Board of Directors and most recently amended in February 2006 for the Audit Committee and NCG Committee and December 2007 for the Compensation Committee.

The Audit Committee currently consists of Messrs. Heller (chairman), Belk, Doolan and Vorhoff. The Compensation Committee currently consists of Messrs. Rewey (chairman), Belk and Heller. The NCG Committee currently consists of Messrs. Doolan, Rewey and Vorhoff. As of the date of this proxy statement, the NCG Committee had not appointed a member as chairman of the NCG Committee following the death of Mr. Benton, the committee’s previous chairman. Set forth below is a summary of the principal functions of each committee.

Audit Committee. The Audit Committee appoints Sonic’s independent accountants, reviews and approves the scope and results of audits performed by them and the Company’s internal auditors, and reviews and approves the independent accountant’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities can be found in its charter. Our Board of Directors has determined that each of Messrs. Heller, Belk, Doolan and Vorhoff qualifies as an “audit committee financial expert” as defined by the current rules of the SEC, is “financially literate” as that term is defined by the rules of the NYSE, has accounting or related financial management expertise and is “independent” under the rules and regulations of the SEC, including as defined in Rule 10A-3(b)(1), and the current listing standards of the NYSE. The Audit Committee met ten times during 2008.

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with Sonic’s independent accountants, who are ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined by the rules of the New York Stock Exchange (“NYSE”) and “independent” as such term is defined by the current rules of the NYSE and the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements of Sonic as of and for the year ended December 31, 2008 with management and Ernst & Young LLP, Sonic’s independent accountants. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate, and prepared in accordance with generally accepted accounting principles, and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent accountants have the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent accountants all matters required by generally accepted auditing standards, including those described in SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. With and without management present, the Audit Committee discussed and reviewed the results of the independent accountants’ audit of the financial statements.

During 2008, the Audit Committee met ten times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008 with the chief financial officer, and in each case, the independent accountants serving in that capacity at such time, prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent accountants in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress throughout the year.

In discharging its oversight responsibility as to the audit process, the Audit Committee received from the independent accountants the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee met separately with management, internal auditors and the independent accountants to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls, the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on these reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board and the Board approved that Sonic’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Committee also recommended the appointment of the independent accountants, Ernst & Young LLP, as Sonic’s independent accountants for the year ended December 31, 2009 and the Board concurred in such recommendation.

Robert Heller, Chairman

William I. Belk

Victor H. Doolan

David C. Vorhoff

Compensation Committee. The Compensation Committee administers certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee administers the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”), the Sonic Automotive, Inc. Employee Stock Purchase Plan, the Sonic Automotive, Inc. Amended and Restated Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE and the rules and regulations of the SEC. The Compensation Committee met five times during 2008.

Nominating and Corporate Governance Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board of Directors for election or re-election as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Bylaws. The NCG Committee is also responsible for recommending committee members and chairpersons of committees of our Board of Directors and for establishing a system for, and monitoring the process of, performance reviews of the Board of Directors and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE and the rules and regulations of the SEC. The NCG Committee met three times during 2008.

How to Communicate with the Board of Directors and Non-Management Directors. Stockholders or interested parties wishing to communicate with our Board of Directors, or any of our individual directors, including the lead independent director presiding over non-management executive sessions, may do so by sending a written communication addressed to the respective director(s), or in the case of communications to the entire Board of Directors addressed to the attention of Sonic’s Corporate Secretary, in care of Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212. Stockholders or interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication to William I. Belk, as lead independent director, at this address. Any communication addressed to any director that is received at Sonic’s principal office will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director.

Stockholder Nominations of Directors

Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Bylaws that require advance notice to Sonic and certain other information. In general, under the Bylaws, the written notice must be received by Sonic’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain, among other things, the nominee’s name, date of birth, business and residential address and the information that would be required to be disclosed about the nominee pursuant to the SEC’s rules in a proxy statement and, with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business address of the stockholder and the person acting in concert with the stockholder, a representation that the stockholder is a record holder of Voting Stock, a description of all arrangements, understandings or relationships between or among the stockholder, any person acting in concert with the stockholder and the nominee and the class and number of shares of Voting Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Bylaw provisions by writing to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by directors and management and may include engaging third party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee has adopted a policy that stockholder nominees for director will be treated the same as nominees submitted by other directors or management.

As set forth in Sonic’s Bylaws, Sonic’s Corporate Governance Guidelines and the charter of Sonic’s Nominating and Corporate Governance Committee, the NCG Committee considers potential nominees for directors from all sources, develops information from many sources concerning the potential nominee, and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors. Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:

•	independent judgment;

•	ability to qualify as an “independent” director (as defined under applicable SEC rules and regulations and NYSE listing standards);

•	ability to broadly represent the interests of all stockholders and other constituencies;

•	maturity and experience in policy making decisions;

•	time commitments, including service on other boards of directors;

•	business skills, background and relevant expertise that are useful to Sonic and its future needs;

•	willingness and ability to serve on committees of the board of directors; and

•	other factors relevant to the NCG Committee’s determination.

APPROVAL OF THE AMENDED AND RESTATED

SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN

On December 4, 2008, the Compensation Committee approved an amendment and restatement of the Incentive Compensation Plan (the “Incentive Compensation Plan”). The Incentive Compensation Plan is a performance-based plan that provides cash awards to selected executive officers and key employees of Sonic and its subsidiaries if pre-established performance goals are met. The Incentive Compensation Plan is intended to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) so that awards paid under the Incentive Compensation Plan may qualify for a federal income tax deduction. As amended and restated, the Incentive Compensation Plan includes certain changes that require stockholder approval, such as the addition of various performance criteria that can be used. In addition, Sonic is required to periodically resubmit the Incentive Compensation Plan for stockholder approval so that it can continue to qualify as performance-based compensation. Therefore, stockholder approval is being sought with respect to the terms of the amended and restated Incentive Compensation Plan in its entirety.

The Incentive Compensation Plan was first adopted by our Board of Directors in October 2001 and approved by our stockholders in May 2002. The Incentive Compensation Plan was previously amended and restated in February 2007 and again approved by our stockholders in April 2007. The Incentive Compensation Plan is intended to allow Sonic to provide incentives to highly-qualified executives and other key employees that motivate them to continue service with Sonic, devote their best efforts to Sonic and improve Sonic’s economic performance, thus enhancing the value of Sonic for the benefit of stockholders. The Incentive Compensation Plan also is intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1 million with respect to each such executive officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan under which the compensation is paid are disclosed to and approved by the stockholders.

The primary changes reflected in the amended and restated Incentive Compensation Plan include (a) additions to the permissible criteria upon which performance goals can be based, including various cash flow measures, cash position, debt-related criteria (including borrowing capacity and the reduction, retiring or refinancing of debt), consummation of debt or equity offerings, contractual compliance, gross or operating margins, and share count reduction; (b) clarifying the timing of bonus payments; and (c) provisions in connection with Section 409A of the Code. If the amended and restated Incentive Compensation Plan is not approved, Sonic may continue to award performance-based compensation under the Incentive Compensation Plan disregarding the changes in the Incentive Compensation Plan that are subject to stockholder approval.

Sonic also reserves the right to pay discretionary bonuses, or other types of compensation, outside of the Incentive Compensation Plan that may not qualify for deductibility under Section 162(m) of the Code. No employee has a guaranteed right to any discretionary bonus as a substitute for a performance-based bonus in the event that performance goals are not met, or if the stockholders do not approve the material terms of the amended and restated Incentive Compensation Plan.

The following is a summary of the amended and restated Incentive Compensation Plan. The summary describes the significant features of the Incentive Compensation Plan, but it is qualified by reference to the full text of the amended and restated Incentive Compensation Plan, which is included in this Proxy Statement as Appendix B.

Administration

The Incentive Compensation Plan is administered by the Compensation Committee which consists solely of two or more outside directors. The Compensation Committee has the authority, in its sole discretion, to grant awards under the Incentive Compensation Plan, to determine the recipients and timing of awards, to determine the terms, conditions, restrictions, applicable performance periods and performance goals relating to any award, to adjust compensation payable upon attainment of performance goals (subject to limitations), to construe and interpret the Incentive Compensation Plan and any awards, to prescribe, amend and rescind rules and regulations relating to the Incentive Compensation Plan, and to make all other determinations deemed necessary or advisable for plan administration.

Eligibility

Executive officers and other key employees of Sonic and its subsidiaries are eligible to receive awards under the Incentive Compensation Plan. The Compensation Committee selects the employees who will participate, and may take into account such factors as it deems relevant in making that determination. An employee who is a participant for one performance period is not assured of being selected to participate in any subsequent performance period. The actual number of employees who are eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has the discretion to select the participants. Five executive officers have been selected for participation in the Incentive Compensation Plan for the 2009 calendar year.

Performance Goals

For each participant, the Compensation Committee establishes in writing the performance goals, the performance period over which such goals will be measured, and the amount of or the formula for determining the participant’s actual incentive award with respect to such performance period. The Compensation Committee must establish all of these terms in writing within 90 days after the beginning of the applicable performance period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. As amended, the Incentive Compensation Plan expands the criteria upon which performance goals may be based to include the addition of various cash flow measures, cash position, debt-based criteria (including borrowing capacity or reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations), consummation of debt or equity offerings, gross or operating margins, and contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants). Therefore, the amended and restated Incentive Compensation Plan provides that the Compensation Committee may establish performance goals in its discretion based on one or more of the following: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to the participant’s individual performance with respect to any of the criteria.

The amended and restated Incentive Compensation Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). As amended, the Incentive Compensation Plan permits the Compensation Committee to specify that the performance goals will be determined either before or after taxes and adjusted to exclude items such as (a) asset write-downs or impairment charges; (b) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (c) litigation or claim expenses, judgments or settlements; or (d) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals for participants, but the subjective performance goals may be used only to reduce, and not increase, an award otherwise payable under the Incentive Compensation Plan to employees who are subject to Section 162(m) of the Code.

Awards

A participant’s potential incentive award must be based on an objective formula or standard, and can be expressed as either a dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified performance goal(s) (or a percentage in excess of a threshold amount) or otherwise. The Compensation Committee also can designate a range, pursuant to which the actual amount of an incentive award may vary depending upon the extent to which the performance goals for the performance period have been attained. The Compensation Committee also may establish a participant’s potential incentive award as a percentage of a bonus pool, as long as the sum of the individual maximum percentages of the bonus pool that each participant potentially could receive does not exceed 100%.

Before payment of an incentive award can be made, the Compensation Committee must certify in writing the extent to which the performance goals have been reached. The Compensation Committee may, in its discretion, reduce or eliminate the amount payable to any participant based upon such factors as the Compensation Committee deems relevant. The maximum amount payable with respect to an incentive award to any participant for any calendar year is $3,000,000.

Payment of an incentive award is made between January 1 and March 15 of the calendar year following the calendar year in which the performance period ends, subject to the Compensation Committee’s certification regarding the performance goals. All awards are paid in a lump sum. Participants generally must be employed on the payment date to receive the award. However, if the participant’s employment terminates due to death or disability, a pro-rated award may be paid so long as the performance goals were achieved.

Section 409A

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A. Awards granted under the Incentive Compensation Plan are intended to constitute short-term deferrals under Section 409A and therefore be exempt from the requirements of Section 409A of the Code. To the extent that payment of any award may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan govern the deferral. Sonic does not guarantee to any participant that the Incentive Compensation Plan or any incentive award complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any failure to comply with or meet any exemption under Section 409A of the Code.

Amendment, Suspension or Termination

The Board of Directors or the Compensation Committee can amend, suspend or terminate the Incentive Compensation Plan at any time, subject to stockholder approval if required by Section 162(m) of the Code. Generally, no amendment, suspension or termination of the Incentive Compensation Plan may adversely affect the rights of a participant with respect to an award previously granted under the Incentive Compensation Plan without the participant’s consent. However, the Incentive Compensation Plan or any incentive award can be amended without a participant’s consent if the Board of Directors or the Compensation Committee deems the amendment necessary or advisable to comply with applicable law, including reforming (if permissible) the terms of an incentive award to comply with or meet an exemption from Section 409A of the Code.

Reapproval by Stockholders

The Incentive Compensation Plan must be resubmitted to Sonic’s stockholders as necessary to enable awards paid under the Incentive Compensation Plan to constitute qualified performance-based compensation under Section 162(m) of the Code. Under current law, Sonic may be required to resubmit the Incentive Compensation Plan for stockholder approval approximately every five years. The Incentive Compensation Plan does not preclude Sonic from establishing other or additional compensation arrangements.

Plan Benefits

The awards paid to our named executive officers under the Incentive Compensation Plan for 2008 are set forth in the Summary Compensation Table. Awards under the Incentive Compensation Plan are determined based on actual performance, so future actual awards cannot now be determined. However, five executive officers have been selected for participation in the Incentive Compensation Plan for the 2009 calendar year. The following table sets forth the range of bonus awards, including the maximum bonus award, which would be paid under the Incentive Compensation Plan to such officers for 2009, based on the achievement of performance objectives established by the Compensation Committee and the current annual base salaries of such executive officers.

Name and Position	Dollar Value($) (1)
	Less than Minimum Objectives	Minimum Objectives	Target Objectives	Maximum Objectives
O. Bruton Smith Chairman, Chief Executive Officer and Director	$0	$495,000	$1,265,000	$1,760,000

B. Scott Smith President, Chief Strategic Officer and Director	$0	$427,500	$1,092,500	$1,520,000

David P. Cosper Vice Chairman and Chief Financial Officer	$0	$315,000	$805,000	$1,120,000

David B. Smith Executive Vice President	$0	$272,250	$695,750	$968,000

Jeff Dyke Executive Vice President of Operations	$0	$337,500	$862,500	$1,200,000

All current executive officers as a group	$0	$1,847,250	$4,720,750	$6,568,000

All current non-executive officer directors as a group	—

All current non-executive officer employees as a group	—

(1)	The specific annual performance goals established by the Compensation Committee for the executive officers for the 2009 calendar year are based upon the achievement of defined earnings per share levels aligned with levels of reported actual volume of industry-wide new vehicle sales volume in the United States during the 2009 calendar year and customer satisfaction performance levels. If the minimum performance level specified by the Compensation Committee for a particular performance component is not achieved, the executive officers will not receive any cash bonus for that performance component pursuant to the Incentive Compensation Plan. For performance between specified levels within a performance component, the executive officer will receive a pro rata bonus for that performance component. Under the defined earnings per share component, each executive officer will be eligible to receive a cash bonus ranging from 35% to a maximum of 130% of his respective annual base salary, if Sonic achieves the defined earnings per share performance levels. Under the customer satisfaction performance component, each executive officer will be eligible to receive a cash bonus ranging from 10% to a maximum of 30% of his respective annual base salary, if established percentages of Sonic’s dealerships in its major brands meet or exceed customer satisfaction performance objectives, as reported by the respective manufacturers for such brands.

APPROVAL OF THE AMENDED AND RESTATED

SONIC AUTOMOTIVE, INC. 2004 STOCK INCENTIVE PLAN

The 2004 Stock Incentive Plan (the “Stock Incentive Plan”) was first adopted by the Board of Directors in February 2004 and approved by our stockholders in April 2004. The Stock Incentive Plan was previously amended and restated in February 2007 with approval by the stockholders in April 2007. Upon the recommendation of the Compensation Committee and generally subject to the approval of our stockholders, the Board of Directors approved an amendment and restatement of the Stock Incentive Plan on December 3, 2008, including amendments to the performance criteria that may be used for performance-based awards. On February 11, 2009, the Board of Directors approved a subsequent amendment and restatement of the Stock Incentive Plan which increases the number of shares of Class A Common Stock that are available for issuance under the Stock Incentive Plan from 3,000,000 shares to 5,000,000 shares, again subject to stockholder approval.

The proposed increase in shares of Class A Common Stock that can be issued under the Stock Incentive Plan is intended to allow Sonic to continue to offer a variety of equity-based incentives that attract and retain key employees and consultants and provide them with incentives to contribute to Sonic’s growth and success as well as align their interests with those of Sonic’s stockholders.

The Stock Incentive Plan also is designed to allow certain awards to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are periodically disclosed to and approved by the stockholders (generally, every five years). The amended and restated Stock Incentive Plan also includes new performance criteria that can be used for performance-based compensation. Therefore, stockholder approval of the amended and restated Stock Incentive Plan, including the provisions regarding performance-based awards, also is being sought to give Sonic the continued ability to grant awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

As of March 31, 2009 and without considering the proposed increase in shares, approximately 2,404,666 shares of Class A Common Stock authorized to be issued under the Stock Incentive Plan are subject to currently outstanding awards and approximately 511,965 shares have been exercised pursuant to previous awards, leaving 83,369 shares of Class A Common Stock available for future awards under the Stock Incentive Plan. If shares of Class A Common Stock subject to an award under the Stock Incentive Plan are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares also will be available for further awards under the Stock Incentive Plan. No further options can be granted under the 1997 Stock Option Plan since it terminated on October 9, 2007.

In addition to the proposed increase in the number of shares of Class A Common Stock that may be issued under the Stock Incentive Plan from 3,000,000 to 5,000,000, the Stock Incentive Plan also has been amended to (a) add permissible criteria upon which performance goals can be based, including various cash flow measures, cash position, debt-related criteria (including borrowing capacity and the reduction, retiring or refinancing of debt), consummation of debt or equity offerings, contractual compliance, gross or operating margins, and share count reduction; (b) provide that the maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under this Plan also shall be 5,000,000 shares; (c) add certain provisions in connection with Section 409A of the Code; and (d) make minor administrative changes.

The following is a summary of the amended and restated Stock Incentive Plan submitted for stockholder approval. The summary describes the significant features of the Stock Incentive Plan, but it is qualified by reference to the full text of the amended and restated Stock Incentive Plan, which is included in this Proxy Statement as Appendix C.

Administration

The Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the full authority to select the recipients of awards granted under the Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations that may be necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility

Awards under the Stock Incentive Plan may be granted to employees (including employees who are also officers and/or directors) and consultants as selected by the Compensation Committee based on, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of Sonic and its subsidiaries and such other factors it deems relevant. The number of individuals eligible to participate in the Stock Incentive Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. As of March 31, 2009, there were approximately 58 individuals who hold outstanding awards under the Stock Incentive Plan. As of March 31, 2009, Sonic and its subsidiaries had approximately 10,400 employees.

Types of Awards

Awards under the Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and performance awards. Each type of award is discussed in more detail below.

Shares Subject to the Stock Incentive Plan and Award Limits

If the stockholders approve the amended and restated Stock Incentive Plan, the number of shares of Sonic’s Class A Common Stock reserved for issuance under the Stock Incentive Plan will increase from 3,000,000 to 5,000,000, subject to adjustment as described below. The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the Stock Incentive Plan also will be 5,000,000 shares.

Shares of Class A Common Stock subject to awards under the Stock Incentive Plan that expire or are forfeited, canceled or settled in cash will be available for further awards under the Stock Incentive Plan.

No individual may be granted options and/or stock appreciation rights under the Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, no individual may be granted awards (whether such awards may be settled in shares of common stock and/or cash) consisting of, covering or relating to in the aggregate more than 250,000 shares of Class A Common Stock during any calendar year.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the common stock, equitable adjustments and/or substitutions, as applicable, shall be made by the Compensation Committee, including adjustments to the number and kind of shares of Class A Common Stock which may be issued under the Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the Stock Incentive Plan, and the number, kind and price of shares of Class A Common Stock subject to outstanding awards under the Stock Incentive Plan.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on April 3, 2009 was $2.07.

Stock Options

Stock options may be granted under the Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of Sonic and certain subsidiaries. Stock options give the recipient an opportunity to purchase shares of Sonic’s Class A Common Stock from Sonic at a designated exercise price.

The exercise price of options granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the grant date of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of Sonic or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. Fair market value under the Stock Incentive Plan generally is based on the closing sale price of Sonic’s Class A Common Stock on the NYSE on the grant date of the option.

The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of Sonic’s Class A Common Stock owned by the option holder or by other means Sonic determines to be consistent with applicable law (including, for example, “cashless exercises”).

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company and its subsidiaries terminates. If an option holder’s service terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred except by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Sonic’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of Sonic’s Class A Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Sonic’s Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units are non-voting units of measurement that represent the contingent right to receive shares of Class A Common Stock or the value of shares of Class A

Common Stock in the future, but no shares are actually awarded to recipients on the grant date. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as specified by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient of restricted stock or restricted stock units ceases to perform services for the Company and its subsidiaries, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee otherwise provides.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights. However, the Compensation Committee may provide that, if the Board of Directors declares a dividend with respect to the common stock, a recipient of restricted stock units will receive dividend equivalents on terms specified by the Committee.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The Stock Incentive Plan allows the Compensation Committee to designate a grant of restricted stock, restricted stock units or a stock award as a performance award intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to the Chief Executive Officer and certain other executive officers to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and the performance criteria pursuant to which the awards will be paid are disclosed to and approved by the stockholders. Accordingly, the Board of Directors also is seeking stockholder approval of the Stock Incentive Plan to satisfy the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. As amended, the Stock Incentive Plan expands the criteria upon which performance goals may be based to include the addition of various cash flow measures, cash position, debt-based criteria (including borrowing capacity, debt to equity ratio, debt to capitalization ration, or reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations), consummation of debt or equity offerings, gross or operating margins, and contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants). Therefore, the amended and restated Stock Incentive Plan provides that the Compensation Committee may establish performance goals in its discretion based on one or more of the following: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including

Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the Company, based on one or more divisions, business units or subsidiaries, based on the performance of the Company and its subsidiaries as a whole, or based on any combination of the foregoing. Performance goals also may be expressed by reference to an individual’s performance relating to any of the criteria.

The amended and restated Stock Incentive Plan provides that performance goals may be expressed in such form as the Compensation Committee determines, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise. Performance goals do not have to be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). As amended, the Stock Incentive Plan permits the Compensation Committee to specify that the performance goals will be determined either before or after taxes and adjusted to exclude items such as (a) asset write-downs or impairment charges; (b) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (c) litigation or claim expenses, judgments or settlements; or (d) changes in accounting principles or tax laws or other laws or provisions affecting reported results.

The Compensation Committee also can establish subjective performance goals, but the subjective performance goals may be used only to reduce, and not increase, an award. The Compensation Committee cannot waive the performance goal requirements for a covered executive officer except in its discretion in the case of the death or disability of the recipient or as otherwise provided under the Stock Incentive Plan in the event of a change in control (as described below).

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 250,000 shares of Class A Common Stock during any calendar year. In addition, the maximum cash payment that may be paid during a calendar year to a participant pursuant to a performance award is $2,000,000.

The Compensation Committee may, in its discretion, grant awards to covered officers that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Change in Control

Under the Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Upon either the consummation of a tender or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, all outstanding stock options, SARs and stock awards generally will become fully vested and exercisable and all outstanding restricted stock and restricted stock units generally will become fully vested with all restrictions and conditions related thereto being deemed satisfied. Any outstanding awards that have been designated as performance awards will be accelerated and deemed to have been fully earned as of the date of the change in control, with a pro rata payment to be made within 30 days following the change in control based upon an assumed achievement of the applicable performance goals and the extent to which the performance period has elapsed prior to the change in control.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the Stock Incentive Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if (a) it is necessary to comply with the Code, the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements; (b) the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options; or (c) the Board of Directors determines that stockholder approval is otherwise desirable. Unless terminated earlier, the Stock Incentive Plan will terminate ten years from its original adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of an outstanding award without his or her consent. However, the Board of Directors may amend the Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining the award holder’s consent if it deems the amendment necessary or advisable to comply with applicable law, including reforming (if permissible) the terms of an outstanding award to comply with or meet an exemption from Section 409A of the Code.

Stock Incentive Plan Benefits

For additional details concerning awards granted to executive officers under the Stock Incentive Plan during the 2008 calendar year, see “—Compensation of Executive Officers,” “—Grants of Plan-Based Awards During 2008,” “—Outstanding Equity Awards at Fiscal 2008 Year-End” and “—Option Exercises and Stock Vested During 2008.” Set forth below is information with respect to stock options issued under the Stock Incentive Plan to date in 2009. Since all awards under the Stock Incentive Plan are made at the discretion of the Compensation Committee, future awards that may be received by any executive officers or others pursuant to the Stock Incentive Plan are not presently determinable.

2004 STOCK INCENTIVE PLAN

PLAN BENEFITS

Name and Position	Dollar Value ($)	Number of Units
O. Bruton Smith	—	183,333	(1)
Chairman, Chief Executive Officer and Director

B. Scott Smith	—	158,333	(1)
President, Chief Strategic Officer and Director

David P. Cosper	—	116,667	(1)
Vice Chairman and Chief Financial Officer

David B. Smith	—	100,833	(1)
Executive Vice President

Jeff Dyke	—	125,000	(1)
Executive Vice President of Operations

All current executive officers as a group	—	684,166	(1)

All current non-executive officer directors as a group	—	0

All current non-executive officer employees as a group	—	708,405	(2)

(1)	On March 30, 2009, Messrs. O. Bruton Smith, B. Scott Smith, Cosper, David Smith and Dyke were granted nonstatutory stock options under the Stock Incentive Plan for the respective number of shares of Class A Common Stock set forth above. These options have an exercise price of $1.81 per share and vest in three equal installments beginning on the first anniversary of the grant date. These options have a ten year term, subject to earlier termination in certain circumstances. The grant of these options was not conditioned on stockholder approval of the amended and restated Stock Incentive Plan.

(2)	On March 30, 2009, non-executive officer employees were granted nonstatutory stock options under the Stock Incentive Plan for an aggregate of 708,405 shares of Class A Common Stock. These options have an exercise price of $1.81 per share and vest in three equal installments beginning on the first anniversary of the grant date. These options have a ten year term, subject to earlier termination in certain circumstances. The grant of these options was not conditioned on stockholder approval of the amended and restated Stock Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to awards that may be granted under the Stock Incentive Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to Sonic and its subsidiaries under certain circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the Stock Incentive Plan.

Nonstatutory Stock Options

The grant of nonstatutory stock options generally has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Class A Common Stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options generally have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

Stock Appreciation Rights

The grant of SARs generally has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of the restricted stock are no longer subject to a substantial risk of forfeiture (e.g., vest) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations). If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally has no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to Section 162(m) limitations).

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m)

As discussed above, Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain executive officers to $1 million with respect to each such officer. However, compensation that qualifies as “performance based compensation” under Section 162(m) of the Code is not subject to this deduction limit. If the amended and restated Stock Incentive Plan is approved by Sonic’s stockholders, Sonic intends that future stock options, stock appreciation rights and designated performance awards granted to covered employees generally should qualify as “performance-based” compensation that will not be subject to the Section 162(m) deduction limit.

Section 409A

Section 409A of the Code provides requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A of the Code also imposes penalties (including an additional 20% tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A of the Code. Unless otherwise provided by the Compensation Committee, awards granted under the Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code and the Stock Incentive Plan shall be operated and administered accordingly. Sonic does not guarantee to any participant that the Stock Incentive Plan or any award granted under the Stock Incentive Plan complies with or is exempt from Section 409A of the Code and Sonic will not have any liability to, indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

APPROVAL OF THE AMENDED AND RESTATED SONIC AUTOMOTIVE, INC. 2005 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

On March 26, 2009, the Board of Directors approved an amendment and restatement of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”), subject to the approval of our stockholders. The 2005 Formula Plan provides for formula grants of restricted stock to Sonic’s non-employee directors. The amendment and restatement includes an increase in the maximum number of shares of Class A Common Stock that may be issued under the 2005 Formula Plan from 90,000 shares to 340,000 shares. This increase is intended to secure adequate shares so that Sonic can continue over the next several years to provide its non-employee directors with an ownership interest in Sonic and enhance its ability to attract and retain highly qualified individuals to serve as directors on the Board. In addition to other minor administrative changes, the amendment and restatement limits the maximum number of restricted shares of Class A Common Stock that a non-employee director can be granted during 2009 under the 2005 Formula Plan to 15,000 shares.

The 2005 Formula Plan originally was adopted by the Board of Directors on February 10, 2005 and approved by the stockholders of Sonic on April 21, 2005. The 2005 Formula Plan was previously amended in February 2007 which amendment received stockholder approval in April 2007.

Without an increase in the number of shares available for issuance under the 2005 Formula Restricted Stock Plan, the number of shares that remain available will not be sufficient to make grants to the non-employee directors in 2009, even with the proposed limit of 15,000 shares per restricted stock grant for this year. As of March 31, 2009 and prior to the proposed increase, only 44,214 shares of Class A Common Stock remained available for issuance.

The following is a summary of the amended and restated 2005 Formula Plan. The summary describes the significant features of the 2005 Formula Plan, but it is qualified by reference to the full text of the amended and restated 2005 Formula Plan, which is included in this Proxy Statement as Appendix D.

Administration

Awards under the 2005 Formula Plan generally are intended to occur automatically without any discretionary administration. Otherwise, the 2005 Formula Plan is administered by the Board of Directors which has the full authority to construe and interpret the 2005 Formula Plan and any related award agreement, to establish rules and regulations relating to plan administration, and to delegate ministerial administrative responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director. Awards under the 2005 Formula Plan are evidenced by an award agreement.

Eligibility

Members of our Board of Directors who are not employed by Sonic or any of its subsidiaries are eligible to participate in the 2005 Formula Plan. Sonic currently has six non-employee directors who are eligible for the 2005 Formula Plan.

Shares Subject to the 2005 Formula Plan

If the stockholders approve the amended and restated 2005 Formula Plan, the number of shares of Sonic’s Class A Common Stock reserved for issuance under the 2005 Formula Plan will increase from 90,000 to 340,000 shares, subject to adjustment as described below. Shares covered by restricted stock awards that are forfeited or cancelled in whole or in part for any reason will be available for further awards under the 2005 Formula Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Class A Common Stock, equitable adjustments and/or substitutions, as applicable, will be made to the shares of Class A Common Stock which may be issued under the 2005 Formula Plan and which are subject to outstanding awards under the 2005 Formula Plan.

Automatic Annual Grants of Restricted Stock

Under the 2005 Formula Plan, an annual grant of restricted stock is made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. Generally, the number of restricted shares of Class A Common Stock granted to an eligible non-employee director equals $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). As amended, however, the 2005 Formula Plan provides that each such grant made during 2009 will be for the lesser of (a) that number of shares of Class A Common Stock determined as described above or (b) 15,000 shares. Subject to the director’s continued service on the Board of Directors, the restricted stock fully vests on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

If a non-employee director initially becomes a member of the Board of Directors after the annual meeting of the Company’s stockholders has been held for the year in which such initial appointment occurs, the non-employee director will receive, effective on the date of his or her initial appointment to the Board, a restricted stock grant with the number of shares determined as described above, including the cap of 15,000 shares for any such grant made in 2009. Subject to the director’s continued service on the Board of Directors, the restricted stock fully vests on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if and when declared by the Board of Directors), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board of Directors terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited.

If, on any grant date, the number of restricted shares of Class A Common Stock to be granted exceeds the number of shares then available for issuance under the 2005 Formula Plan, the number of shares of restricted stock to be granted to the non-employee directors on that grant date will be reduced on a pro rata basis.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on April 3, 2009 was $2.07.

Change in Control

Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock generally will become fully vested. Under the 2005 Formula Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the 2005 Formula Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements, or if the Board of Directors determines that such approval otherwise is desirable. Unless terminated earlier, the 2005 Formula Plan will terminate ten years from its adoption by the Board of Directors. No amendment, suspension or termination of the 2005 Formula Plan may adversely affect in any material way the rights of a director under any outstanding award without his or her consent. Notwithstanding the foregoing, the Board of Directors may amend the 2005 Formula Plan and any outstanding awards in any respect it deems necessary or advisable to comply with applicable law without obtaining the individual consent of any director who holds an outstanding award.

Plan Benefits

The following table sets forth the restricted stock grants that Sonic anticipates will automatically be made to non-employee directors following the Annual Meeting.

2005 FORMULA PLAN

PLAN BENEFITS

Name and Position	Dollar Value	Number of Units
All current non-executive officer directors as a group	$(1)	(1)

(1)	The grant to each non-employee director for 2009 will consist of the lesser of (a) the number of shares of Class A Common Stock that equals $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share) or (b) 15,000 shares (for a total of 90,000 shares to the six current non-employee directors). If the number of shares of restricted stock granted is limited to 15,000 shares per person, the dollar value of each such grant is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to restricted stock granted under the 2005 Formula Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences that could apply to a particular individual or to Sonic under certain circumstances. Participants should consult their own tax advisors about the tax consequences related to restricted stock awards under the 2005 Formula Plan.

There generally should not be any federal income tax consequences to Sonic or the non-employee director when restricted stock is granted. The director normally will recognize ordinary income when the restricted stock vests. However, a director instead may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the director will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and Sonic generally will be entitled to a corresponding tax deduction. If the director subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment. If a director makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the director generally will not be entitled to any tax deduction or refund with respect to the tax already paid.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

After reviewing formal proposals from several qualified public accounting firms, the Audit Committee selected Ernst & Young LLP to replace Deloitte & Touche LLP as the Company’s principal independent registered public accounting firm of Sonic for the fiscal year ending December 31, 2009. Ernst & Young LLP has acted in such capacity for Sonic since its appointment on June 9, 2008, following Sonic’s dismissal of Deloitte & Touche LLP as its principal independent registered public accounting firm.

The Audit Committee approved the dismissal of Deloitte & Touche LLP. Neither of Deloitte & Touche’s reports on the financial statements for each of the fiscal years ended December 31, 2006 and 2007 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The audit report for fiscal year ended December 31, 2007, however, included an explanatory paragraph regarding the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes, the application of the provisions of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, and the Company’s adoption of Statement of Financial Accounting Standards no. 123(R), Share-Based Payment. Similarly, the audit report for fiscal year ended December 31, 2006 noted the Company changed its method of accounting for compensation expense for share-based awards to conform to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the Company’s application of the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. During the periods covered by such reports and during any subsequent period through the date of the dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee approved the engagement of Ernst & Young LLP on June 9, 2008 as Sonic’s independent registered public accountant for the fiscal year ending December 31, 2008. During the fiscal years ending December 31, 2006 and 2007 and during any subsequent period through the date of engagement, neither Sonic nor any person on its behalf consulted with Ernst & Young LLP regarding any matters or events set forth in Item 302(a)(2)(i) or (ii) of Regulation S-K.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the

Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Sonic.

Fees and Services

For the fiscal years ended December 31, 2007 and 2008, fees for services provided by Deloitte & Touche LLP and Ernst & Young LLP were as follows:

	Deloitte & Touche LLP 2007	Deloitte & Touche LLP 2008	Ernst & Young LLP 2008
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$1,715,000	$71,560	$1,228,500
Registration Statements and Related Services	5,750	—	—
Audit-Related Fees (2)	100,000	30,700	—
Tax Fees (3)
Tax Compliance Services	20,000	—	—
Tax Planning and Advice	—	—	167,066
All Other Fees (4)	1,500	—	1,500

(1)	Audit fees consist of fees for professional services rendered in connection with or related to the audit of our consolidated annual financial statements, for the review of interim consolidated financial statements in Form 10-Qs, for services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and for services related to compliance with Section 404 of Sarbanes-Oxley. Certain of Ernst & Young LLP’s fees will be billed in 2009 as services are rendered in connection with the audit of Sonic’s financial statements for the fiscal year ended December 31, 2008.

(2)	Audit-related fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of our audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for products and services other than the services reported in other categories. Other fees consist of an on-line accounting literature service.

The Audit Committee considers the provision of these non-audit services to be compatible with maintaining Ernst & Young LLP’s independence.

Pre-approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for pre-approving all services provided by Sonic’s independent registered public accounting firm and pre-approved all of the services provided in 2008. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated its pre-approval authority to its chairman. The chairman in turn reports to the Audit Committee at least quarterly on audit and non-audit services he pre-approved since his last report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2008 Executive Officer Compensation Program

The policy of the Compensation Committee is to:

•	link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;

•	provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Sonic’s stockholders; and

•	offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.

Sonic’s executive compensation program is comprised primarily of two components: annual cash compensation, paid in the form of annual salary and performance-based bonuses, and long-term compensation, paid principally in the form of performance-based restricted shares of, and options to purchase, Sonic’s Class A Common Stock. This compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation in the first quarter of each year based on several factors, including management’s recommendations approved by the Chief Executive Officer. Management’s recommendations are developed under the supervision of the Chief Executive Officer through a collaborative process involving members of Sonic’s senior management team. The President and the Chief Financial Officer each presented management’s written recommendations and proposals on 2008 compensation to the Compensation Committee. These recommendations and proposals addressed topics such as base salaries, overall structure, target levels and payout levels for the annual cash bonus program under Sonic’s Incentive Compensation Plan, and equity awards to executive officers, and management’s rationale for these recommendations. The Compensation Committee considered these recommendations before determining compensation. Two of Sonic’s officers, David Smith and Jeff Dyke, were promoted to executive officer status in October 2008. Prior to this time, the Compensation Committee established Mr. David Smith’s compensation and the Chief Executive Officer approved Mr. Dyke’s compensation upon the recommendations of the President and the Chief Financial Officer. Going forward, the Compensation Committee will approve Messrs. David Smith’s and Dyke’s compensation, as it does with Sonic’s other executive officers.

Annual Cash Compensation

Annual cash compensation for Sonic’s executive officers consists of a base salary and the potential for an annual performance-based cash bonus. The annual cash compensation paid by Sonic to its executive officers during 2008 was targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Index in the performance graph appearing in our annual report to stockholders). While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives in comparison to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies. In December 2007, the Compensation Committee engaged the Hay Group, an independent consulting firm that specializes in executive compensation, to provide an analysis of the competitiveness of annual cash compensation paid by Sonic to its executives and to advise on 2008 executive officer compensation. The Compensation Committee referred to this report when determining executive compensation for 2008. The Compensation Committee also considered the compensation of executives of some retail companies not included in the Peer Group Index, including Advance Auto Parts, Inc., AutoZone, Inc., Circuit City Stores, Inc., Dollar Tree Stores, Inc., Family Dollar Stores, Inc., Genuine Parts Co., Hertz Global Holding, Inc., IKON Office Solutions, Inc. and Office Depot, Inc.

Annual Salary

The base salaries of Sonic’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective and objective evaluations of the performance of business units and functions under the particular executive’s supervision), and competitive factors and retention purposes. In February 2008, the Compensation Committee considered all of these factors, as well as Mr. Cosper’s additional responsibilities assumed in connection with the management realignment effected in 2007, and increased Mr. Cosper’s base salary to $700,000 for 2008. Although he was not an executive officer at the time, in March 2007 the Compensation Committee established the annual base salary for Mr. David Smith at $400,000 in connection with his promotion at that time to the position of Senior Vice President of Corporate Development, and based upon an evaluation of the factors listed above. In February 2007, the base salaries of the executive officers for 2007 were also established based on these factors. At that time, the Compensation Committee did not adjust the base salaries of any executive officer. In March 2007, the Compensation Committee increased the base salary of Mr. Scott Smith to $950,000 in connection with his appointment to the position of President and additional responsibilities assumed related to such appointment.

Mr. Dyke’s annual base salary was established at $600,000 in April 2008 (prior to his becoming an executive officer of Sonic) by the Chief Executive Officer, in connection with his promotion at that time to the position of Division Vice President—SouthEast Division, and based upon an evaluation of the factors listed above and the recommendations of the

President and the Chief Financial Officer. In August 2008, in recognition of his increased responsibilities, the Chief Executive Officer approved an increase in Mr. Dyke’s annual base salary to $750,000. At the time that Messrs. David Smith and Dyke were promoted to executive officers of Sonic in October 2008, their annual base salaries were not changed. In February 2009, the Compensation Committee approved an increase in the annual base salary of Mr. David Smith to $605,000 retroactive to January 1, 2009, in consideration of his recent promotion by Sonic’s Board of Directors to the position of Executive Vice President, his current responsibilities in that executive officer position, and the compensation of similarly situated officers of Sonic.

Performance-Based Cash Bonuses

During 2008, Messrs. Bruton Smith, Scott Smith and Cosper participated in the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). Compensation under the Incentive Compensation Plan is intended to provide highly-qualified executives and other key employees with an incentive to devote their best efforts to Sonic and enhance the value of Sonic for the benefit of stockholders. After consideration of management’s recommendations, in February 2008, the Compensation Committee established objective, performance-based goals and potential bonus award amounts for Messrs. Bruton Smith, Scott Smith and Cosper for the performance period beginning January 1, 2008 and ending December 31, 2008, with annual cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved. The amount of potential performance-based cash bonus for these individuals was based on a percentage of their respective annual base salary at the time the performance criteria were established. The Compensation Committee established two categories of performance goals for each of the executive officers: defined earnings per share (“EPS”) levels and customer satisfaction performance for Sonic’s dealerships in specified major brands.

EPS was selected as the primary performance goal with the objective to closely align the executive officers’ cash bonuses with profitability delivered to Sonic’s stockholders during 2008. For purposes of the Incentive Compensation Plan performance goals in 2008, EPS was defined as (A) Sonic’s net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted to fix the income tax rate on discontinued operations at 30.0%, and excluding the effects of (i) any gain or loss recognized by Sonic on the disposition of dealerships (including asset or lease impairment charges related to a decision to sell a particular dealership), or (ii) the cumulative effect of any changes in GAAP during 2008, divided by (B) a diluted weighted average share count of 44,573,000 shares. The performance objectives established for defined EPS levels applicable to each of Messrs. Bruton Smith, Scott Smith and Cosper were established by the Compensation Committee on February 28, 2008 as follows: no bonus paid for performance below the minimum objective for defined EPS of $1.79; a bonus of 35% of annual base salary for achieving the minimum objective for defined EPS of $1.79; a bonus of 95% of annual base salary for achieving the target objective for defined EPS of $2.24; and a maximum bonus of 130% of annual base salary for achieving the maximum objective for defined EPS of $2.46. For performance achieved that fell between two defined objectives, the Compensation Committee determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. The bonus payable would not exceed 130% of annual base salary for performance achieved above the maximum objective. The target objective for defined EPS established by the Committee was selected to align closely with the mid-point of the range of Sonic’s publicly announced target for EPS from continuing operations for the 2008 calendar year as disclosed in the Company’s earnings release issued on February 26, 2008, giving effect to management’s internal forecast at such time for anticipated loss per share from discontinued operations for 2008, other anticipated relevant information, and fixing the share count at management’s forecast at such time for diluted weighted average share count for 2008. After establishing the target objective, the minimum objective for defined EPS was established at 80% of the target objective, and the maximum objective for defined EPS was established at 110% of the target objective. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction.

Customer satisfaction (“CSI”) performance in specified major brands was selected as the other performance goal in order to align the executive officers’ cash bonuses with two other important company goals: meeting the expectations of our dealership customers and meeting the expectations of our manufacturers. The CSI performance objective was based on the percentage of Sonic’s dealerships in specified major brands, as reported by the applicable manufacturer, which met or exceeded their applicable manufacturer’s objective CSI standard for approval of dealership acquisitions for the performance period ending as of December 31, 2008. Only dealerships owned by Sonic for the entire 2008 calendar year were to be included in determining achievement of the CSI performance goals. The performance objectives established for CSI performance applicable to each of Messrs. Bruton Smith, Scott Smith and Cosper were established by the Compensation Committee on February 28, 2008 as follows: no bonus paid for performance below the minimum objective of 65% of such dealerships achieving the requisite CSI performance; a bonus of 10% of annual base salary for achieving the minimum objective of 65% of such dealerships achieving the requisite CSI performance; a bonus of 20% of annual base salary for achieving the target objective of 70% of such dealerships achieving the requisite CSI performance; and a maximum bonus of 30% of annual base salary for achieving the maximum objective of 75% of such dealerships achieving the requisite CSI performance. For performance achieved that fell between two defined objectives, the Compensation Committee determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. For performance achieved above the maximum objective, the bonus payable for the CSI component would be capped out at 30% of annual base salary. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction. In establishing the potential bonus awards for each executive officer, the Compensation Committee chose to more heavily weight the EPS component to more closely tie the executive’s bonus to the profitability the stockholders receive. Consistent with the terms of the Incentive Compensation Plan in effect at such time, the Compensation Committee also capped the aggregate cash bonus payable to any executive officer at a $3 million maximum amount. On February 28, 2008, prior to Mr. David B. Smith’s promotion to executive officer, the Compensation Committee also established a performance-based cash bonus plan for 2008 for Mr. David Smith on terms identical to those of the other executive officers described above.

On February 10, 2009, based on management’s report regarding Sonic’s performance against the performance-based goals, the Compensation Committee certified that the objective, performance-based criteria for the CSI component had been met at the maximum level because 83.4% of the applicable dealerships had met or exceeded the requisite CSI performance. Based on management’s report, the Compensation Committee also determined that while the amount of defined EPS was still being finalized, it was clear that defined EPS would fall below the minimum level for the defined EPS component of $1.79, and certified as such. This resulted in bonuses for each criterion as follows: 30% of annual base salary for the CSI component and 0% of annual base salary for the defined EPS component. As a result, the Compensation Committee authorized award amounts for each of the executive officers for the specified levels of achievement within those performance categories in the following amounts: $330,000 for Bruton Smith; $285,000 for Scott Smith, $210,000 for David Cosper and $120,000 for David Smith. The Compensation Committee approved payment of these award amounts in February 2009.

Mr. Dyke’s performance-based cash bonus plan for 2008 was established by Sonic’s President in April 2008, prior to Mr. Dyke’s promotion as an executive officer. The components of Mr. Dyke’s performance-based cash bonus plan included defined EPS, CSI performance in specified major brands, achievement of division budget and accomplishments related to Sonic’s rollout of specified used vehicle sales programs. The amount of potential performance-based cash bonus for Mr. Dyke was based on a percentage of his annual base salary at the time the performance criteria were established. The EPS performance objective was established as follows: no bonus paid for performance below the minimum objective for defined EPS of $1.79; a bonus of 28% of annual base salary for achieving the minimum objective for defined EPS of $1.79; a bonus of 75% of annual base salary for achieving the target objective for defined EPS of $2.24; and a maximum bonus of 103% of annual base salary for achieving the maximum objective for defined EPS of $2.46. For performance achieved that fell between two defined objectives, the President determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. The bonus payable for the defined EPS performance objective would not exceed 103% of Mr. Dyke’s annual base salary for performance achieved above the maximum objective. The CSI performance objective was established as follows: no bonus paid for performance below the minimum objective of 65% of such dealerships achieving the requisite CSI performance; a bonus of 5% of annual base salary for achieving the minimum objective of 65% of such dealerships achieving the requisite CSI performance; a bonus of 10% of annual base salary for achieving the target objective of 70% of such dealerships achieving the requisite CSI performance; and a maximum bonus of 15% of annual base salary for achieving the maximum objective of 75% of such dealerships achieving the requisite CSI performance. For performance achieved that fell between two defined objectives, the President determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. For performance achieved above the maximum objective, the bonus payable for the CSI component would be capped out at 15% of annual base salary. In addition, the President established a performance criteria for attaining division budget based on the percentage of annual budget attained by Mr. Dyke’s division. The bonus payable under this performance criteria was no bonus if less than 80% of annual budget was not achieved; a bonus of 7% of annual base salary for achieving the minimum objective of 80% of annual budget; a bonus of 20% of annual base salary for achieving 100% of annual budget and a bonus of 27% of annual base salary for achieving the maximum objective of 110% of annual budget. For performance that fell between two defined objectives, the President determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. For performance achieved above the maximum objective, the bonus payable for the division budget component would be capped out at 27% of annual base salary. Mr. Dyke also had an opportunity to earn an additional percent of annual pay as a bonus for accomplishments related to Sonic’s rollout of specified used vehicle sales programs, based on the judgment of Sonic’s President in accordance with the following schedule: 5% of annual base salary for meeting minimal expectations; 10% of annual base salary for meeting expectations; and 15% of annual base salary for reaching or exceeding maximum expectations. In establishing these bonus award amounts and performance goals, Sonic expressly reserved the right to reduce bonus awards in the event that Sonic determined that subjective or other factors warranted a reduction.

In recognition of Mr. Dyke’s promotion to executive officer and his increased responsibilities, in lieu of the performance-based described bonus above, the Compensation Committee approved a discretionary cash bonus awarded to Mr. Dyke on February 10, 2009 in the amount of $225,000 for 2008 performance that was designed to align with the percentage of achievement of each of Sonic’s other executive officers that had been certified by the Compensation Committee.

Long-term Equity Compensation

The Compensation Committee believes that equity-based compensation is an effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders and provides incentives to attract and retain and to encourage equity ownership by key officers and employees providing service to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term compensation program is based principally upon awards of performance-based restricted shares of and options to purchase Sonic’s Class A Common Stock under the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”) and the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”). Awards of stock options or restricted stock are based upon a subjective evaluation of the executive’s performance by the Compensation Committee and management’s recommendations submitted to the Compensation Committee. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual officers for and contribution to Sonic’s operating results (in relation to other recipients of Sonic equity awards), and their expected future contributions, as well as prior awards to the particular executive officer.

In 2006, the Compensation Committee decided to begin a three-year transition in equity compensation grants from stock options to performance-based restricted stock. As a result, for 2008, all of the estimated value of the potential equity compensation for each executive officer was in the form of performance-based restricted stock grants. In February 2008, the Compensation Committee awarded 22,500 performance-based restricted shares of Class A Common Stock pursuant to the Stock Incentive Plan to Mr. Cosper. Also in February 2008, the Compensation Committee awarded Mr. Bruton Smith 45,000 performance-based restricted stock units and Mr. B. Scott Smith 36,000 performance-based restricted stock units under the Stock Incentive Plan. In February 2008, the Compensation Committee also awarded Messrs. David Smith and Dyke 8,112 and 15,000 performance-based restricted shares of Class A Common Stock, respectively, pursuant to the Stock Incentive Plan. In 2009, the Compensation Committee reevaluated the transition from stock options to performance-based restricted stock when considering equity compensation grants to executive officers for the 2009 calendar year. In light of the very difficult economic environment for the automobile retail industry, the Compensation Committee determined it was in the best interests of Sonic’s stockholders to grant stock options for the 2009 calendar year rather than performance-based restricted stock and restricted stock units to executive officers of Sonic. The Compensation Committee intends to evaluate the form of equity compensation grants again in 2010 to determine whether to award performance-based restricted stock and stock units or stock options in subsequent years.

These restricted shares and restricted stock units were subject to forfeiture based upon Sonic’s achievement of defined EPS levels for the 2008 calendar year, under the same criteria as established by the Compensation Committee for the defined EPS component of the executive officers’ Incentive Compensation Plan cash bonus terms for 2008 (see “—Performance-Based Cash Bonuses” above). The Compensation Committee chose the defined EPS-based performance criteria for the restricted share and restricted stock unit grants for the same reasons as it was chosen to be the primary performance criteria for performance-based cash bonuses, as set forth above. The performance-based restricted stock and restricted stock unit awards vest in their entirety on the third anniversary of the date of grant. Nevertheless, the Compensation Committee chose to establish a one-year defined EPS performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s EPS for a three-year future period. The specific performance objectives for the restricted share and restricted stock unit grants to Messrs. Bruton Smith, Scott Smith and Cosper are as follows. For achievement of defined EPS in 2008 below the minimum objective of $1.79 established by the Committee (which was 80% of the target objective established by the Committee), the restricted stock grants and restricted stock unit grants were to be forfeited in their entirety. For achievement of defined EPS in 2008 at or above the target objective of $2.24 established by the Committee, no adjustment was to be made to the specified grants of restricted shares and restricted stock units. For achievement of defined EPS in 2008 above the minimum objective and below the target objective, a pro rata amount of the specified grants would be forfeited. Similarly, the specific performance objectives for the restricted stock grants to Messrs. David Smith and Dyke are as follows. For achievement of defined EPS in 2008 below the minimum objective of $1.79 established by the Committee (which was 80% of the target objective established by the Committee), the restricted stock grants were to be forfeited in their entirety. For achievement of defined EPS in 2008 at the minimum objective of $1.79, the grants to Messrs. David Smith and Dyke were to be reduced to 80% of the original grant. For achievement of the defined EPS in 2008 at the target objective $2.24 established by the Committee, no adjustment was to be made to the specified grants of restricted shares. For achievement of defined EPS in 2008 at the maximum objective of $2.69, the grant would be increased to 120% of the respective original grant. For achievement of defined EPS in 2008 between objectives, a pro rata amount of the specified grants would be forfeited or increased.

Because the Company did not achieve the minimum level of defined EPS for fiscal year 2008 of $1.79, the Compensation Committee certified that the previously disclosed objective, performance-based defined EPS criterion for the restricted stock and restricted stock unit awards to the executive officers had not been met at the minimum level and approved the forfeiture of the grants in their entirety on February 10, 2009. The forfeitures were 45,000 restricted stock units for Mr. Bruton Smith; 36,000 restricted stock units for Mr. Scott Smith; 22,500 restricted shares for Mr. Cosper; 8,112 restricted shares for Mr. David Smith and 15,000 restricted shares for Mr. Dyke. For additional details concerning the options and restricted stock granted to and held by the executive officers during the 2008 calendar year, see “—Compensation of Executive Officers,” “—Grants of Plan-Based Awards During 2008,” “—Outstanding Equity Awards at Fiscal 2008 Year-End” and “—Option Exercises and Stock Vested During 2008.”

Deferred Compensation Plan and Other Benefits

Executive officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2008 calendar year. For 2008, eligible employees could elect to defer a portion of their annual cash compensation, up to 75% of base salary and up to 100% of eligible incentive bonus amounts. Sonic makes cash matching contributions of 20% of the amount deferred by the employee, not to exceed $10,000 per year in matching contributions. Sonic may also make supplemental contributions for eligible employees to make up for the additional matching contributions the employees would have received under Sonic’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $230,000 for 2008). Sonic’s contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including the executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds offered by the third-party administrator of the Deferred Plan, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Messrs. Scott Smith and Cosper participated in the Deferred Plan during 2008 and received Company contributions, the amount of which is reflected in the “All Other Compensation” column for the particular executive officer in “—Compensation of Executive Officers—Summary Compensation Table.” Please see the discussion under “—Nonqualified Deferred Compensation Plans for 2008” for further information about the Deferred Plan.

Each of the executive officers of Sonic were also afforded the use of company demonstrator vehicles for personal use during 2008. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly-held and privately-owned dealership companies. During 2008, each of Messrs. Bruton Smith, Scott Smith, Cosper, David Smith and Dyke were afforded the use of Company vehicles for personal use, the imputed value of which was $93,042 for Mr. Bruton Smith and $33,034 for Mr. Scott Smith, and the imputed value for such other executive officers is reflected in the “All Other Compensation” column for the particular executive officer in “—Compensation of Executive Officers—Summary Compensation Table.”

Executive officers of Sonic (including the Chief Executive Officer) were also eligible in 2008 to participate in various benefit plans on similar terms to those provided to other employees of Sonic. These benefit plans provided to employees of Sonic, including the executive officers, are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

Federal Income Tax Considerations

As noted above, the compensation paid to Sonic’s executive officers is based primarily on the performance of Sonic. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and certain other executive officers subject to Section 162(m) of the Code) to $1 million with respect to each such executive officer, unless the compensation qualifies as “performance-based.” Executive officer compensation attributable to the exercise of stock options granted under the Stock Option Plan and Stock Incentive Plan, awards of performance-based restricted stock or performance-based restricted stock units pursuant to the Stock Incentive Plan and annual cash bonuses paid under the Incentive Compensation Plan generally are intended to qualify as fully deductible performance-based compensation. The Compensation Committee intends to continue to manage Sonic’s executive compensation program in a manner that will preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Sonic. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of Sonic.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and this Proxy Statement.

Robert L. Rewey, Chairman

William I. Belk

Robert Heller

Compensation of Executive Officers

The following table sets forth compensation paid by or on behalf of Sonic to the principal executive officer and principal financial officer of Sonic and to Sonic’s other named executive officers for services rendered during Sonic’s fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008:

Summary Compensation Table

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
O. Bruton Smith	2008	$1,100,000	$—		$315,326	$192,078	$330,000	$—	$93,042	(2)	$2,030,446
Chairman, Chief Executive Officer and Director (principal executive officer)	2007	1,100,000	—		281,458	1,036,047	1,117,935	—	108,811		3,644,250
	2006	1,100,000	106,700		103,040	435,320	941,600	—	59,315		2,745,975

B. Scott Smith	2008	$950,000	$—		$252,261	$149,623	$285,000	$—	$43,034	(3)	$1,679,918
President, Chief Strategic Officer and Director (Vice Chairman, Chief Strategic Officer and Director through March 13, 2007)	2007	950,000	—		225,166	814,625	965,489	—	101,136		3,056,416
	2006	900,000	87,300		82,432	338,235	770,400	—	35,244		2,213,611

David P. Cosper	2008	$700,000	$—		$722,572	$36,417	$210,000	$—	$36,286	(4)	$1,705,274
Vice Chairman and Chief Financial Officer (Executive Vice President, Chief Financial Officer and Treasurer through March 13, 2007) (principal financial officer)	2007	600,000	—		630,168	138,383	609,783	—	32,180		2,010,515
	2006	416,667	48,500		267,141	—	428,000	—	127,064		1,287,372

David B. Smith	2008	$400,000	$—		$59,936	$79,928	$120,000	$—	$20,274	(5)	$677,139
Executive Vice President (beginning October 2008) and Director

Jeff Dyke	2008	$656,250	$225,000	(6)	$432,543	$148,775	$—	$—	$17,820	(7)	$1,480,388
Executive Vice President of Operations (beginning October 2008)

(1)	Both Stock and Option Awards are valued based on the compensation expense as calculated under the Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment.” The Stock and Option Awards vest in various increments over a three-year period. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2008 for the valuation assumptions used in determining the fair value of the awards.

(2)	The perquisites for O. Bruton Smith include the imputed value of demo vehicles provided by the Company. The imputed value of the demo vehicles was $93,042. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(3)	The perquisites for B. Scott Smith represent the imputed value of Company-provided demo vehicles and Company matching contributions under the Nonqualified Deferred Compensation Plan. The imputed value of the demo vehicles was $33,034. The value assigned to the demo vehicles was calculated under rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(4)	The perquisites for David P. Cosper include the imputed value of demo vehicles provided by the Company and Company matching and supplemental contributions under the Nonqualified Deferred Compensation Plan and Company matching contributions under the 401(k) Plan. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(5)	The perquisites for David B. Smith include the imputed value of demo vehicles provided by the Company. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(6)	Discretionary bonus for 2008 performance paid in lieu of performance-based incentive bonus under the Sonic Automotive, Inc. 2008 Division Chief Operating Officer Compensation Program, which was established before Mr. Dyke became an executive officer of Sonic.

(7)	The perquisites for Jeff Dyke include the imputed value of demo vehicles provided by the Company and Company matching contributions under the 401(k) Plan. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

Grants of Plan-Based Awards During 2008

The following table sets forth information regarding all grants of awards made to the named executive officers during 2008 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith	2/28/2008	(3)	$495,000	$1,265,000	$1,760,000	—	—	—	—	—	—	—	—
	2/28/2008	(4)	—	—	—	36,000	45,000	45,000	—	—	—	—	$855,450	(5)

B. Scott Smith	2/28/2008	(3)	$427,500	$1,092,500	$1,520,000	—	—	—	—	—	—	—	—
	2/28/2008	(4)	—	—	—	28,800	36,000	36,000	—	—	—	—	$684,360	(5)

David P. Cosper	2/28/2008	(3)	$315,000	$805,000	$1,120,000	—	—	—	—	—	—	—	—
	2/28/2008	(4)	—	—	—	18,000	22,500	22,500	—	—	—	—	$427,725	(5)

David B. Smith	2/28/2008	(6)	$180,000	$460,000	$640,000	—	—	—	—	—	—	—	—
	2/28/2008	(4)	—	—	—	6,490	8,112	9,734	—	—	—	—	$154,209	(5)

Jeff Dyke	2/28/2008	(7)	$270,000	$690,000	$960,000	—	—	—	—	—	—	—	—
	2/28/2008	(4)	—	—	—	12,000	15,000	18,000	—	—	—	—	$285,150	(5)

(1)	Amounts earned for 2008 are set forth in the Summary Compensation Table.

(2)	The Stock Awards were forfeited in their entirety based on final certification of performance targets.

(3)	Grants made pursuant to Sonic Automotive, Inc. Incentive Compensation Plan.

(4)	Grants issued pursuant to the Sonic Automotive, Inc. 2004 Stock Incentive Plan.

(5)	Amounts reported are based on the target grant at the closing market price of Sonic’s Class A Common Stock on the date of grant, which was $19.01 for grants on February 28, 2008. The Stock Awards vest over a three-year period. As a result, the fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2008 for the valuation assumptions used in determining the fair value of the awards.

(6)	Grants issued pursuant to incentive plan approved by the Company’s Compensation Committee.

(7)	Grants issued pursuant to Sonic Automotive, Inc. 2008 Division Chief Operating Officer Compensation Program, which was established before Mr. Dyke became an executive officer of Sonic.

For a description of additional terms of the compensation and grants disclosed in the tables above, see “—Compensation Disclosure and Analysis.”

Employment Agreements

Sonic has an employment agreement (the “Employment Agreement”) with Mr. Cosper. Under the Employment Agreement, Sonic agreed to employ Mr. Cosper through March 2, 2009, subject to automatic extension for successive one-year periods. The Employment Agreement sets forth the basic terms of employment for Mr. Cosper, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. Our Compensation Committee generally establishes criteria for Mr. Cosper’s annual performance-based cash bonuses under our Incentive Compensation Plan with performance targets that, if fully achieved, would entitle him to an annual cash bonus equal to 115% of his annual base salary.

The Employment Agreement contains restrictive covenants that prohibit, during periods defined in the Employment Agreement and subject to certain limited exceptions, Mr. Cosper from (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. Sonic will not be obligated to pay Mr. Cosper any applicable severance if he violates the non-competition provisions of his Employment Agreement. These restrictive covenants generally apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. The restrictive covenants limit Mr. Cosper’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement.

For a description of additional terms of the Employment Agreements, see “—Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table sets forth information concerning outstanding equity awards for each executive officer as of December 31, 2008:

		Outstanding Equity Awards at Fiscal Year-End
Name	Award Grant Date	Option Awards (1)						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
O. Bruton Smith	5/5/1999 11/1/1999 10/5/2000 10/11/2001 10/23/2002 2/19/2004 4/21/2005 2/9/2006 3/23/2006 3/19/2007 3/19/2007 2/28/2008	200,000 50,000 100,000 100,000 100,000 100,000 100,000 90,000 — — 45,000 —	— — — — — — — — — — — —	— — — — — — — — — — — —	$ $ $ $ $ $ $ $ $	15.44 10.06 7.94 16.51 16.20 23.78 19.23 23.94 — — 28.04 —	5/5/2009 11/1/2009 10/5/2010 10/11/2011 10/23/2012 2/19/2014 4/21/2015 2/9/2016 — — 3/19/2017 —	— — — — — — — — 13,650 29,100 — —	(3) (4)	$ $	— — — — — — — — 54,327 115,818 — —	— — — — — — — — — — — 45,000	(5)	$	— — — — — — — — — — — 179,100

B. Scott Smith	5/5/1999 11/1/1999 4/28/2000 10/5/2000 10/11/2001 10/23/2002 2/19/2004 4/21/2005 2/9/2006 3/23/2006 3/19/2007 3/19/2007 2/28/2008	100,000 30,000 50,000 50,000 50,000 50,000 50,000 75,000 72,000 — — 36,000 —	— — — — — — — — — — — — —	— — — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $	15.44 10.06 11.19 7.94 16.51 16.20 23.78 19.23 23.94 — — 28.04 —	5/5/2009 11/1/2009 4/28/2010 10/5/2010 10/11/2011 10/23/2012 2/19/2014 4/21/2015 2/9/2016 — — 3/19/2017 —	— — — — — — — — — 10,920 23,280 — —	(3) (4)	$ $	— — — — — — — — — 43,462 92,654 — —	— — — — — — — — — — — — 36,000	(5)	$	— — — — — — — — — — — — 143,280

David P. Cosper	3/23/2006 3/19/2007 3/19/2007 3/19/2007 2/28/2008	— — — 20,000 —	— — — — —	— — — — —	$	— — — 28.04 —	— — — 3/19/2017 —	31,850 14,550 50,000 — —	(3) (4) (4)	$ $ $	126,763 57,909 199,000 — —	— — — — 22,500	(5)	$	— — — — 89,550

David B. Smith	10/23/2002 4/21/2003 10/23/2003 4/21/2004 4/21/2005 10/19/2005 4/19/2006 4/19/2006 4/18/2007 4/18/2007 2/28/2008	3,000 2,000 2,000 10,000 8,000 20,000 — 14,405 7,203 — —	— — — — — — — — — — —	— — — — — — — — — — —	$ $ $ $ $ $ $ $	16.20 15.90 26.36 23.42 19.23 21.23 — 26.42 30.07 — —	10/23/2012 4/21/2013 10/23/2013 4/21/2014 4/21/2015 10/19/2015 — 4/19/2016 4/18/2017 — —	— — — — — — 2,461 — — 5,246 —	(3) (4)	$ $	— — — — — — 9,795 — — 20,879 —	— — — — — — — — — — 8,112	(5)	$	— — — — — — — — — — 32,286

Jeff Dyke	10/19/2005 4/19/2006 4/19/2006 3/13/2007 4/18/2007 4/18/2007 2/28/2008	20,000 33,500 — — 10,050 — —	— — — — — — —	— — — — — — —	$ $ $	21.23 26.42 — — 30.07 — —	10/19/2015 4/19/2016 — — 4/17/2017 — —	— — 5,723 35,000 — 7,321 —	(3) (6) (4)	$ $ $	— — 22,778 139,300 — 29,138 —	— — — — — — 15,000	(5)	$	— — — — — — 59,700

(1)	Options granted on November 1, 1999, October 5, 2000 and October 11, 2001 cliff vest six months from the date of grant. Options granted on April 28, 2000, October 23, 2002 (for Mr. David Smith), April 21, 2003, October 23, 2003, April 21, 2004, April 21, 2005 and October 19, 2005 vest in three equal annual installments beginning on the first anniversary of the date of grant. Options granted on May 5, 1999 vest in five equal annual installments beginning on the first anniversary of the date of grant, except for options granted to Mr. O. Bruton Smith which cliff vest six months following the date of grant. Options granted on October 23, 2002 (for Messrs. O. Bruton and B. Scott Smith) and April 18, 2007 cliff vest on the first anniversary of the date of grant. Options granted on February 19, 2004 vest 1/3 on the first anniversary of the date of grant and the remaining 2/3 on December 22, 2005. Options granted on February 9, 2006 and April 19, 2006 vest in two equal annual installments beginning on the first anniversary of the date of grant. Options granted on March 19, 2007 vest on March 19, 2008.

(2)	Market value based on the December 31, 2008 closing market price of our Class A Common Stock of $3.98 per share.

(3)	The unvested equity incentive plan award shares or units granted to Mr. O. Bruton Smith and Mr. B. Scott Smith cliff vest on March 23, 2009. The unvested equity incentive plan award shares or units granted to Mr. Cosper cliff vest on February 28, 2009. The unvested equity incentive plan award shares granted to Mr. David Smith and Mr. Jeff Dyke cliff vest on April 19, 2009.

(4)	The unvested equity incentive plan award shares or units granted to Mr. O. Bruton Smith, Mr. B. Scott Smith and Mr. Cosper cliff vest on March 19, 2010. The unvested equity incentive plan award shares granted to Mr. David Smith and Mr. Jeff Dyke cliff vest on April 18, 2010.

(5)	The unvested equity incentive plan award shares or units granted cliff vest on February 28, 2011. The awards were forfeited in their entirety based on the final certification of performance targets for 2008.

(6)	The unvested equity incentive plan award shares or units granted to Mr. Jeff Dyke cliff vest on March 13, 2010.

Option Exercises and Stock Vested During 2008

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2008 for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith	200,000	$2,399,099	—	$—
B. Scott Smith	100,000	$566,905	—	$—
David P. Cosper	—	$—	—	$—
David B. Smith	—	$—	—	$—
Jeff Dyke	—	$—	—	$—

(1)	Represents pretax gain on exercise.

Nonqualified Deferred Compensation Plans for 2008

The following table sets forth information concerning contributions and other activity for each named executive officer under the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during 2008:

	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
O. Bruton Smith	$—	$—	$—	$—	$—
B. Scott Smith	$50,000	$10,000	$(215,675)	$(127,680)	$209,743
David P. Cosper	$229,446	$13,250	$(121,613)	$—	$192,017
David B. Smith	$—	$—	$—	$—	$—
Jeff Dyke	$—	$—	$—	$—	$—

(1)	Executive contributions and employer contributions are included in the salary amounts reported on the Summary Compensation Table.

(2)	Earnings on plan balances are not included in the salary amounts reported on the Summary Compensation Table.

The Company offers its executive officers and other key employees the opportunity to participate in the Deferred Plan. We believe the Deferred Plan is an important tool for recruiting key employees and assists in employee retention. The Deferred Plan was amended and restated in 2008 in connection with requirements under Section 409A of the Internal Revenue Code (“Section 409A”). Beginning in 2009, our non-employee directors also became eligible to participate in the Deferred Plan. The following is a brief description of certain material terms of the Deferred Plan.

Under the Deferred Plan, eligible employees can elect to defer receipt of salary and certain bonus payments. For 2008, eligible employees could elect to defer up to 75% of base salary and up to 100% of eligible incentive bonus amounts, without a maximum dollar limit on the amount of compensation that could be deferred. Beginning in 2009, non-employee directors also can elect to defer up to 100% of their annual retainer and meeting fees payable for their service on our Board of Directors and the applicable committees of our Board of Directors. Deferral elections generally are required to be made prior to the beginning of each year in accordance with Section 409A. Participants are always 100% vested in their own deferrals.

The Company makes matching contributions of 20% of the amount deferred by each employee, not to exceed $10,000 per year in matching contributions. The Company may also contribute supplemental amounts for eligible employees to make up for the additional matching contributions the employees would have received under the Company’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $230,000 for 2008). The matching and supplemental contributions (and related deemed earnings) generally vest based on an employee’s full years of participation under the Deferred Plan, with 20% vesting after one full year of participation and increasing an additional 20% each year thereafter with 100% vesting after five full years of participation. Participants also become 100% vested in the event of qualifying retirement, disability, death, a change in control of the Company or termination of the Deferred Plan. The Company also has the discretion to make additional contributions to the Deferred Plan and to set the vesting schedule for any such amounts. Non-employee directors do not receive Company contributions.

Contributions by participants in the Deferred Plan, including the executive officers and non-employee directors, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among a number of investment funds, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Participants generally may change their deemed investment selections on a daily basis. The Company is not required to make actual investments that correspond to the investment crediting options selected by participants. The following table lists each deemed investment choice available under the Deferred Plan and its annual return for the calendar year ending December 31, 2008:

Fund	2008 Annual Rate of Return
Nationwide NVIT Money Market 1	2.05%
PIMCO VIT Real Return Admin	(7.00)%
PIMCO VIT Total Return Admin	4.84%
AllianceBernstein VPS International Value A	(53.18)%
Dreyfus Stock Index Initial	(37.14)%
Oppenheimer VA Capital Appreciation NS	(45.52)%
Nationwide NVIT Mid Cap Index 1	(36.46)%
Royce Capital Small Cap	(27.18)%
Ivy VIP Small Cap Growth	(39.18)%
Oppenheimer VA Global Securities NS	(40.19)%
T. Rowe Price Equity Income II	(36.26)%

At the time a participant makes an election to defer compensation under the Deferred Plan, the participant also must select the time and form of distribution for such deferred amount. A participant can elect to defer compensation for a specified period of time or until retirement or other termination of service. If a participant defers compensation to a specified future date, he or she can elect payment in a lump sum or in two to five annual installments. Compensation that is deferred until retirement or other termination of service can be paid in a lump sum or in up to ten annual installments. Account balances less than a designated threshold may be distributed in a lump sum. For certain “specified employees” subject to special rules under Section 409A (including the named executive officers), deferred compensation payments that are triggered by termination of service must be delayed for at least six months following termination. Participants will automatically receive their account balances in a lump sum distribution if service is terminated within two years after a change of control. Hardship withdrawals also may be available in the event of an unforeseen financial emergency beyond the participant’s control. For compensation that was deferred and vested before 2005 (and, therefore, not subject to Section 409A), a participant can request a withdrawal at any time (for a minimum of $5,000), subject to forfeiture of 10% of the withdrawal amount and suspension from participation in the Deferred Plan for the next calendar year. Participants can change their prior distribution elections only in limited circumstances, and in the case of amounts subject to Section 409A, only in accordance with the restrictions under Section 409A (including an opportunity provided in 2008 to change prior distribution elections pursuant to transition rules under Section 409A). All distributions are made in cash.

Amounts deferred under the Deferred Plan and related earnings are held in a “rabbi” trust that has been established by the Company to hold assets separate from other Company assets for the purpose of paying future benefits. However, in order to maintain the tax-deferred status of the Deferred Plan, the assets of the rabbi trust are available to general creditors of the Company in the event of the Company’s insolvency. Participants do not have an ownership interest in rabbi trust assets or in any other specific assets of the Company with respect to their Deferred Plan benefits. Participants are unsecured general creditors of the Company with respect to payment of their benefits under the Deferred Compensation Plan.

Potential Payments Upon Termination or Change-in-Control

The Employment Agreement provides for certain benefits upon termination of Mr. Cosper’s employment. In each of these instances, any of Sonic’s obligations to make cash payments to Mr. Cosper following the termination of his employment is contingent upon him complying with the restrictive covenants contained in his Employment Agreement. These restrictive covenants prohibit, during periods defined in the Employment Agreement and subject to certain limited exceptions, (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. These restrictive covenants generally limit Mr. Cosper’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement and apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement.

In the event Mr. Cosper’s employment is terminated by Sonic “for cause”, Sonic is only obligated to pay him his salary and provide him with fringe benefits through the date of termination.

The Employment Agreement also provides for severance arrangements in the event of a termination of the Mr. Cosper’s employment by Sonic without cause or if Sonic elects to not renew Mr. Cosper’s employment. If Mr. Cosper’s employment were terminated without cause, the Employment Agreement provides that he would be entitled to receive his annual salary as of the date of termination for one year and an amount equal to the average annual bonuses he previously received and that shares of restricted stock granted pursuant to the Employment Agreement vest upon the termination. Under the terms of Mr. Cosper’s employment agreement, cash amounts payable to Mr. Cosper would be paid: (i) one-half on the last business day of the seventh full month following the date of termination and (ii) the remainder in six equal monthly installments commencing at the end of the eighth full month following the date of termination. Finally, the Employment Agreement provides that Mr. Cosper’s options to purchase Sonic’s Class A Common Stock, if any, that immediately vest upon termination of the Employment Agreement are subject to forfeiture and Sonic’s obligation to provide fringe benefits under the Employment Agreement terminates, if he violates the restrictive covenants in the Employment Agreement.

In the event Mr. Cosper’s employment is terminated for any other reason not addressed above, he will be entitled to his salary and fringe benefits through the date of termination. For a description of additional terms of the Employment Agreements, see “—Employment Agreements.”

Payments upon Termination

Based on the foregoing and the terms of the 2004 Stock Incentive Plan, the estimated present value of the payments the named executive officers could have received as of December 31, 2008 are as follows.

	Salary and Bonus	Stock Awards (1)
O. Bruton Smith	$—	$170,145
B. Scott Smith	—	136,116
David P. Cosper	910,000	383,672
David B. Smith	—	30,671
Jeff Dyke	—	191,213

(1)	If termination occurs due to death or disability, the value of the stock awards would have been as follows: Mr. O. Bruton Smith, $117,360; Mr. B. Scott Smith, $93,888, Mr. Cosper, $266,063, Mr. David B. Smith, $21,158 and Mr. Jeff Dyke, $123,004.

Payments upon a Change of Control

Sonic does not have special arrangements with its named executive officers that provide those named executive officers with any rights upon a change of control. Options to purchase our Class A Common Stock under the 1997 Stock Option Plan, including those held by our named executive officers, and stock options and stock awards under the 2004 Stock Incentive Plan held by our named executive officers would immediately vest and become exercisable upon a change of control. The estimated present value of the stock options and awards in the event of a change in control in 2008 is as follows.

	Value of Options (1)	Value of Stock Awards (2)
O. Bruton Smith	$—	$170,145
B. Scott Smith	—	136,116
David P. Cosper	—	383,672
David B. Smith	—	30,671
Jeff Dyke	—	191,213

(1)	Represents in-the-money value options to purchase Class A Common Stock that would have vested upon a change of control based on the closing market price of Sonic’s Class A Common Stock on December 31, 2008 of $3.98.

(2)	Represents the value of restricted stock units and restricted stock awards, as applicable, that would have vested upon a change of control based on the closing market price of Sonic’s Class A Common stock on December 31, 2008 of $3.98.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Class A Common Stock that may be issued under our equity compensation plans as of December 31, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,337,021	(2)	$24.61	(3)	1,926,354	(2)
Equity compensation plans not approved by security holders (4)	1,933		13.11	(5)	210,364

Total	3,338,954		$24.61	(3)(5)	2,136,718	(2)

(1)	Includes the Stock Option Plan, the Stock Incentive Plan, the Sonic Automotive, Inc. Formula Stock Option Plan for Independent Directors (the “Directors Plan”), the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”) and the Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan were suspended for 2008.

(2)	Includes 245,000 shares to be issued upon the exercise of outstanding options, warrants and rights under the Directors Plan that was terminated following stockholder approval of the 2005 Formula Plan at the 2005 annual stockholders’ meeting. Because the Directors Plan was terminated, no options remain available for issuance under that plan. Includes 2,478,449 shares to be issued upon the exercise of outstanding options under the Stock Option Plan that terminated in 2007. Because the Stock Option Plan terminated, no options remain available for issuance under that plan.

(3)	Does not include the exercise price of options under the Employee Plan because no such options are outstanding.

(4)	Includes the FirstAmerica Automotive, Inc. 1997 Stock Option Plan, as amended and restated as of December 10, 1999 (the “FirstAmerica Plan”) and the Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP were suspended for 2008, and the FirstAmerica Plan terminated in July 2007.

(5)	Does not include the exercise price of options under the Nonqualified ESPP because no such options are outstanding.

FirstAmerica Plan

We assumed the FirstAmerica Plan in connection with our acquisition of FirstAmerica Automotive, Inc. (“FAA”). The FirstAmerica Plan has not been approved by Sonic’s stockholders. Upon completion of the acquisition of FAA on December 10, 1999, the FirstAmerica Plan was amended and restated to provide that each outstanding option to purchase a share of FAA Class A Common Stock was converted into the right to purchase 0.32232 shares of Sonic’s Class A Common Stock. The following summary of the FirstAmerica Plan is qualified in its entirety by reference to the FirstAmerica Plan, a copy of which has been filed with the SEC.

The FirstAmerica Plan provides for the grant of incentive stock options to certain employees, within the meaning of Section 422 of the Code, and for the grant of nonstatutory stock options to certain employees, non-employee directors and consultants. Generally, options granted under the FirstAmerica Plan vest over five years, and expire if unexercised within ten years of the date of grant. Options may expire earlier due to termination of employment with the Company. Certain of the options outstanding under the FirstAmerica Plan may provide for partial acceleration upon a change of control.

The total number of shares of Class A Common Stock that were reserved for issuance under the FirstAmerica Plan is 966,960. Options to purchase a total of approximately 1,933 shares of our Class A Common Stock were outstanding under the FirstAmerica Plan as of December 31, 2008. The FirstAmerica Plan terminated in July 2007 and no shares remain available thereunder for future option grants.

Nonqualified Employee Stock Purchase Plan

The Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”) was adopted by the Board of Directors of Sonic on December 11, 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain subsidiaries that are not able to participate in Sonic’s Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders.

The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.

Employees of participating subsidiaries generally are eligible for the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than twenty hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.

Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. However, grants under the Nonqualified ESPP have been suspended and no grants have been made since January 1, 2005. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted which would permit a participant to purchase more than $25,000 worth of stock under the Nonqualified ESPP during the calendar year.

A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.

In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

DIRECTOR COMPENSATION FOR 2008

The following table sets forth the compensation of Sonic’s non-employee directors for services rendered in 2008. Directors who are also employees of Sonic do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William I. Belk	$86,000	$57,502	$—	$—	$—	$—	$143,502
William P. Benton	$60,000	$57,502	$—	$—	$—	$—	$117,502
William R. Brooks	$45,000	$57,502	$—	$—	$—	$—	$102,502
Victor H. Doolan	$75,000	$57,502	$—	$—	$—	$—	$132,502
Robert Heller	$88,500	$57,502	$—	$—	$—	$—	$146,002
Jeffrey C. Rachor (3)	$17,462	$17,502	$—	$—	$—	$—	$34,964
Robert L. Rewey	$68,000	$57,502	$—	$—	$—	$—	$125,502
David C. Vorhoff	$74,000	$57,506	$—	$—	$—	$—	$131,506

(1)	The non-employee directors have the following stock and option awards outstanding as of December 31, 2008.

Director	Outstanding Option Awards	Outstanding Stock Awards
William I. Belk	20,000	2,934
William P. Benton	40,000	2,934
William R. Brooks	75,000	2,934
Victor H. Doolan	0	2,934
Robert Heller	40,000	2,934
Jeffrey C. Rachor	0	0
Robert L. Rewey	30,000	2,934
David C. Vorhoff	0	2,934

(2)	Both Stock and Option Awards are valued based on the compensation expense as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment.” The grant date fair value of Stock Awards granted to each of Messrs. Belk, Benton, Brooks, Doolan, Heller, Rachor, Rewey and Vorhoff in 2008 is $61,761. These amounts are based on the closing market price of Sonic’s Class A Common Stock on the date of grant, which was $21.05 on April 25, 2008.

(3)	Mr. Rachor resigned from the board of directors in May 2008 and, upon his resignation, forfeited 2,934 shares of restricted stock granted to him on April 25, 2008.

Each non-employee director receives a $35,000 annual cash retainer payable in quarterly installments. Sonic’s lead independent director and the chairperson of the audit committee receive an additional annual cash retainer of $12,500. The chairperson of the compensation committee receives an additional annual cash retainer of $10,000, and the chairperson of the nominating and corporate governance committee receives an additional annual cash retainer of $7,500. Each non-employee director also receives $2,000 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. In addition, committee members receive the following fees for attending meetings of a committee on which they serve: $2,000 for each audit committee meeting attended in person or telephonically; and $1,500 for each other committee meeting attended in person and $1,000 for each other committee meeting attended telephonically. Beginning in 2009, non-employee directors became eligible to participate in the Deferred Plan and can elect to defer up to 100% of their annual cash retainer and meeting fees under the Deferred Plan. No non-employee directors elected to participate in the Deferred Plan for 2009. Please see the discussion under “—Nonqualified Deferred Compensation Plans for 2008” for further information about the Deferred Plan.

Non-employee directors also receive automatic grants of restricted stock during each year of service under the 2005 Formula Plan. The annual grant of restricted stock is made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director each year generally will equal $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). However, the 2005 Formula Plan has been amended, subject to stockholder approval at the Annual Meeting, to limit the number of shares that can be granted to a non-employee director during 2009 to 15,000 shares. Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of Sonic’s Board of Directors during any calendar year, but after the meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above, including the 15,000 share limit for grants made in 2009. Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote his or her shares of restricted stock and receive dividends (if any), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited. Upon either the consummation of a tender or exchange offer that constitutes a “change in control” (as defined in the 2005 Formula Plan) of Sonic or the third business day prior to the effective date of any other “change in control” of Sonic, all outstanding restricted stock generally will become fully vested.

CERTAIN TRANSACTIONS

The SFC Pledge

Before Sonic’s acquisition of FirstAmerica in December 1999, Bruton Smith guaranteed the obligations of FirstAmerica under FirstAmerica’s new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit under this credit facility was approximately $138 million prior to FirstAmerica’s acquisition by Sonic. Mr. Smith guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of 5 million shares of SMI Common Stock owned by SFC. Sonic assumed FirstAmerica’s obligations to Ford Motor Credit under the Revolving Facility when it acquired FirstAmerica. In connection with the refinancing and replacement of the secured lending facility (the “Revolving Facility”) with a new secured lending facility between Sonic, Ford Motor Credit Company (“Ford Motor Credit”) and Chrysler Financial Company, LLC in August 2000 (as amended, the “Revolving Facility”), Ford Motor Credit released Mr. Smith from his secured guarantee under the replaced Revolving Facility. However, the lenders under the Revolving Facility required that the SFC Pledge remain in place, and it continually secured Sonic’s obligations under the Revolving Facility through February 17, 2006, when the Revolving Facility was terminated. SFC made the same pledge as collateral security for Sonic’s new secured syndicated credit facility entered into on February 17, 2006, which provides up to $1.2 billion in borrowing availability for Sonic for new vehicle inventory floor plan financing, used vehicle inventory floor plan financing and for working capital and general corporate purposes, including acquisitions and capital expenditures.

Other Transactions

•

Sonic leases office space in Charlotte from a subsidiary of SFC for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $633,548 in 2008. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be $633,548.

•

Sonic rents various aircraft owned by SFC, subject to their availability, primarily for business-related travel by Sonic executives. Sonic incurred costs in an aggregate amount of approximately $355,899 for the use of these aircraft during 2008. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be $355,899.

•

Certain of Sonic’s dealerships purchase the Z-Max oil additive product from Oil Chem Research Company, a subsidiary of SMI, for resale to service customers of the dealerships in the ordinary course of business. Total purchases by Sonic dealerships either directly through Oil Chem or indirectly through an Oil Chem distributor totaled approximately $1,652,971 in 2008. Because Mr. O. Bruton Smith and SFC own collectively 66% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s, Mr. B. Scott Smith’s and Mr. David B. Smith’s interest in this transaction may be deemed to be approximately $1,090,961.

•

Sonic donates cash throughout the year to Speedway Children’s Charities, a non-profit organization founded by O. Bruton Smith. O. Bruton Smith, B. Scott Smith and David B. Smith are board members of Speedway Children’s Charities. Donations to this organization amounted to $247,525 in 2008.

Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates

Pursuant to its written charter, the NGC Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by its full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Charter, its senior credit facility and the indentures governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:

•	be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in arm’s-length transaction between Sonic and an unrelated third party;

•

involving aggregate payments in excess of $500,000, be (i) approved by a majority of the members of Sonic’s Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and

•	involving aggregate value in excess of:

•	$2.0 million, be approved by a majority of Sonic’s disinterested directors; and

•

$5.0 million, must be approved by the majority of Sonic’s disinterested directors of Sonic’s Board of Directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic’s directors, certain officers and persons who own more than 10% of Sonic’s Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic’s knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its directors, officers and more than 10% beneficial owners were complied with on a timely basis, except for two Form 4 filings reporting three stock option exercises and sale transactions by Mr. Jeffrey C. Rachor and one Form 4 filing reporting a sale by Mr. O. Bruton Smith.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION

Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, our Categorical Standards for Determination of Director Independence and each of our committee charters are available on our website at www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Sonic Automotive, Inc., Attn: Corporate Secretary, 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212.

We will disclose information pertaining to amendments or waivers to provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to the elements of our Code of Business Conduct and Ethics enumerated in the SEC’s rules and regulations by posting this information on our website. The information on our website is not a part of this proxy statement.

Other Matters that May Be Considered at the Annual Meeting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Expenses of Solicitation

Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to the use of the mails, proxies may be solicited personally or by telephone or email by corporate officers and employees of Sonic without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Stockholder Proposals for 2010 Annual Stockholders Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2010 annual stockholders meeting is December 14, 2009. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

The deadline for submission of stockholder proposals to be presented at the 2010 annual stockholders meeting, but for which we may not be required to include in the proxy materials relating to such meeting, is March 12, 2010. Any such proposal received after this date will be considered untimely and will be excluded from such meeting.

Proposals should be addressed to the attention of the Secretary of Sonic at our principal executive offices.

Delivery of Proxy Statements and Annual Reports

As permitted by the 1934 Act, only one copy of this Proxy Statement and the annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified Sonic of their desire to receive multiple copies of the Proxy Statement or annual report.

Sonic will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement or annual report to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this year’s Proxy Statement or annual report, requests to receive multiple copies of future proxy statements or annual reports and requests to receive only one copy of future proxy statements or annual reports should be directed to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices or by phone at (704) 566-2400.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2009:

The Company’s Proxy Statement on Schedule 14A, form of proxy card, 2008 Annual Report on Form 10-K and 2008 Annual Report are available at: https://www.sendd.com/EZProxy/?project_id=271

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It is the policy of Sonic Automotive, Inc. (the “Company”) to have a majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests qualifies as an independent director. To assist the board of directors in making determinations of independence about relationships individual directors may have that are not covered by one of those “bright line” tests, the board of directors has adopted categorical standards for director independence that are set forth below.

*    *    *    *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, greater than 3% shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues; provided that if the director is a non-employee director of the Company and a non-employee director or greater than 3% shareholder of the other organization, the payments may not exceed the greater of (i) $1 million or (ii) 5% of such other organization’s consolidated gross revenues

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to (i) similarly situated customers, or (ii) in the case of purchases of vehicles or service on vehicles from the Company’s dealerships, pursuant to the terms of employee discount programs offered from time to time by the Company to all employees generally

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•

Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involves a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member”—includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

SONIC AUTOMOTIVE, INC.

INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED AS OF DECEMBER 4, 2008

Section 1. Purposes

The purpose of the Sonic Automotive, Inc. Incentive Compensation Plan is to provide incentives to highly-qualified executives and other key employees in an effort to motivate them to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company’s tax deduction for compensation paid under the Plan to Covered Employees.

Section 2. Definitions

Throughout this Plan, when capitalized the following terms shall have the respective meanings set forth below:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, provided that the Committee shall consist of two or more members each of whom is an outside director within the meaning of Section 162(m) of the Code.

(d) “Company” shall mean Sonic Automotive, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

(f) “Incentive Award” shall mean a monetary incentive compensation award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Performance Period.

(g) “Participant” shall mean an executive officer or other key employee of the Company or one of its Subsidiaries who is selected by the Committee to participate in the Plan.

(h) “Performance Goals” shall mean the criteria and objectives that must be met during the Performance Period as a condition of the Participant’s receipt of payment with respect to an Incentive Award, as described in Section 5 hereof.

(i) “Performance Period” shall mean the period designated by the Committee during which the Performance Goals with respect to a particular Participant will be measured.

(j) “Plan” shall mean this Sonic Automotive, Inc. Incentive Compensation Plan, as amended from time to time.

(k) “Subsidiary” shall mean any subsidiary or other business organization in which the Company owns, directly or indirectly, more than 50% of the voting power, stock or capital interest.

Section 3. Administration

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all of the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards, to determine the persons to whom and the time or times at which Incentive Awards shall be granted, to determine the terms, conditions, restrictions, Performance Period and Performance Goals relating to any Incentive Award, to adjust compensation payable upon attainment of Performance Goals (subject to the limitations of the

Plan), to construe and interpret the Plan and any Incentive Awards, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

Section 4. Eligibility

Executive officers of the Company and key employees of the Company and its Subsidiaries who are designated by the Committee may participate in the Plan. In determining the persons who may participate in the Plan, the Committee may take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. The fact that an executive officer or key employee has been designated to participate in the Plan for one Performance Period does not assure that such person will be eligible to participate in any subsequent Performance Period.

Section 5. Incentive Awards and Performance Goals

(a) In General. The Committee shall establish in writing for each Participant the applicable Performance Period, the amount of or the formula for determining the actual Incentive Award for such Participant (which may include the establishment of a target Incentive Award) with respect to such Performance Period, the Performance Goal(s) that must be achieved in order for the Participant to receive an Incentive Award under the Plan with respect to such Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Plan, and in the case of Covered Employees, with Section 162(m) of the Code. All of the foregoing must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed), provided that achievement of the Performance Goals must be substantially uncertain at the time they are established.

(b) Performance Goals. The Committee shall establish one or more Performance Goals for each Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.

Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Performance Goals, the

Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (A) asset write-downs or impairment charges; (B) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (C) litigation or claim expenses, judgments or settlements, or (D) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

In all events, the Performance Goals established for Covered Employees must meet the requirements under Section 162(m). The Committee also may establish subjective Performance Goals for Participants; provided that for Covered Employees, the subjective Performance Goals may be used only to reduce, and not increase, the Incentive Award otherwise payable under the Plan.

(c) Incentive Awards. In accordance with subparagraph (a) above, the Committee must establish in writing the amount of or method for calculating a Participant’s potential Incentive Award for each Performance Period. The potential Incentive Award must be expressed in terms of an objective formula or standard, and shall be expressed as either a dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified Performance Goal(s) (or a percentage thereof in excess of a threshold amount) or otherwise. The foregoing also may be expressed in the form of a range, pursuant to which the actual amount of an Incentive Award payable under the Plan may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained. The Committee also may establish a Participant’s potential Incentive Award as a percentage of a bonus pool; provided, however, that the amount of the bonus pool (or the formula for determining the amount of the bonus pool) shall be established in accordance with the requirements of this Section 5 and that the sum of the individual maximum percentages of the bonus pool that each Participant potentially could receive shall not exceed 100%.

The formula or standard for determining the actual amount of the Incentive Award must be such that a third party having knowledge of the extent to which the Performance Goals have been attained could calculate the amount to be paid to the Participant. However, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but the Committee shall not increase the amount payable to any Covered Employee in a manner that would cause the Incentive Award to fail to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the maximum amount payable with respect to an Incentive Award to any Participant during any calendar year shall not exceed $3,000,000.

(d) Payment of Incentive Awards.

(i) Conditions on Payment. Payment of an Incentive Award shall be made to a Participant for a particular Performance Period only if: (A) the Committee has certified in writing that extent to which the applicable Performance Goals and any other material terms of the Incentive Award have been achieved or exceeded, and (B) except as otherwise set forth below in Section 5(d)(ii), the Participant remains employed by the Company or one of its Subsidiaries until the date such Incentive Award shall be payable pursuant to Section 5(d)(iii)(A) below (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period).

(ii) Termination of Employment. A Participant shall not be entitled to payment of an Incentive Award if the Participant does not remain continuously employed by the Company or one its Subsidiaries until the date such Incentive Award becomes payable pursuant to Section 5(d)(iii)(A) below (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period). Notwithstanding the foregoing, unless the Committee provides otherwise, in the event a Participant’s employment terminates due to his or her death or disability, the Participant (or his or her estate or the persons to whom the right to payment under this Plan passes by will or the laws of descent and distribution) shall be eligible to receive the prorated amount of the Incentive Award for which the Participant otherwise would have been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved. Payment of such prorated Incentive Award shall be made in accordance with the terms of Section 5(d)(iii) and (iv).

(iii) Timing of Payment.

(A) Following the end of the Performance Period, any payment to be made with respect to an Incentive Award shall be made pursuant to this Plan as soon as administratively practicable following the Committee’s certification in accordance with Section 5(d)(i) above; provided, that any such payment shall be made between January 1 and March 15 of the calendar year following the calendar year in which the Performance Period ends.

(B) To the extent that payment of any Incentive Award may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, provided that such plan and any related deferral elections comply with Section 409A of the Code.

(iv) Form of Payment. Payment of each Participant’s Incentive Award for a Performance Period shall be made in cash (or its equivalent) in a lump sum, subject to applicable tax and other withholding.

Section 6. Withholding Taxes

The Company or Subsidiary employing any Participant shall have the right to deduct from all payments made pursuant to the Plan any and all federal, state and local taxes or other amounts required by law to be withheld.

Section 7. Miscellaneous Provisions

(a) Compliance with Legal Requirements. The Plan and the granting of Incentive Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) No Right To Continued Employment. Nothing in the Plan or in any Incentive Award shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such Participant’s employment at any time for any reason.

(c) Participant Rights. No person shall have any claim or right to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

(d) Unfunded Status of Incentive Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Payments shall be made solely from the general assets of the Company and its Subsidiaries. With respect to any payments for which a Participant may be eligible pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(e) No Transferability of Rights. A Participant’s rights and interests under the Plan may not be assigned, pledged, transferred or made subject to any lien, either directly or by operation of law or otherwise (except for a transfer by will or the laws of descent and distribution in the event of a Participant’s death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

(f) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(g) Other Compensation Plans. Nothing contained in this Plan shall prevent the Company from establishing other or additional compensation arrangements.

Section 8. Effective Date

The Plan originally became effective upon its adoption by the Board on October 11, 2001, subject to the requisite approval of the shareholders of the Company at the 2002 Annual Meeting of Stockholders which was obtained on May 8, 2002. It was subsequently amended and restated effective as of April 19, 2007, subject to the requisite approval of the shareholders of the Company at the 2007 Annual Meeting of Stockholders which was obtained on April 19, 2007. This amendment and restatement shall be effective upon its adoption by the Committee on December 4, 2008, provided that the amendments to Section 5(b) in this amendment and restatement of the Plan shall be subject to the requisite approval of the shareholders of the Company at the 2009 Annual Meeting of Stockholders. In the absence of such shareholder approval, any outstanding Incentive Awards for which the terms have been established under this amended and restated Plan but which are subject to such shareholder approval shall be null and void.

Section 9. Amendment and Termination of the Plan

The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that any amendment that increases the maximum amount that can be paid to a Participant during a Performance Period under the Plan or any other amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be subject to approval by the requisite vote of the shareholders of the Company. No amendment shall adversely affect any of the rights of any Participant, without such Participant’s consent, under any Incentive Award theretofore granted under the Plan. Notwithstanding the foregoing, the Board or the Committee may amend the Plan or any Incentive Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if applicable) any terms of an Incentive Award to comply with or meet an exemption from Section 409A of the Code and applicable regulations and guidance issued thereunder.

Section 10. Reapproval of Plan

The Plan must be resubmitted to the shareholders of the Company as necessary to enable the Plan to qualify as performance-based compensation under Section 162(m) of the Code. As of the time of the Plan’s adoption, Section 162(m) requires that the shareholders reapprove the Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Section 11. Intent With Respect to Code Section 409A

It is the general intent of the Company that neither this Plan nor any Incentive Awards hereunder be subject to Section 409A of the Code. Notwithstanding the foregoing, to the extent that any Incentive Awards hereunder may constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, the Company intends that such Incentive Awards shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms of any such Incentive Awards consistent with such intent. To the extent an Incentive Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding the foregoing, the Company does not guarantee to any Participant (or any other person with an interest in an Incentive Award) that the Plan or any Incentive Award hereunder complies with or is exempt from Section 409A, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise under or in connection with Section 409A.

Section 12. Intent to Comply With Code Section 162(m)

It is the intent of the Company that the Plan and Incentive Awards under the Plan for Covered Employees comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan shall be modified or ceases to be required under Section 162(m) of the Code, the Committee may determine that such provision shall be correspondingly modified or cease to apply, as the case may be.

APPENDIX C

SONIC AUTOMOTIVE, INC.

2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF FEBRUARY 11, 2009

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1 Purposes of the Plan. Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2 Original Effective Date. The Plan was initially adopted by the Board of Directors on February 19, 2004 and effective as of such date, subject to the requisite approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders which was obtained on April 22, 2004. Awards could be granted prior to the initial stockholder approval of the Plan, provided that all such Awards must have been subject to stockholder approval of the Plan. This means that no Option or SAR could be exercised prior to such approval, and all Awards were subject to forfeiture if such approval was not obtained.

1.3 Restatement Effective Dates. The Plan was previously amended and restated effective as of February 13, 2007, subject to the requisite approval of the Company’s stockholders at the 2007 Annual Meeting of Stockholders which was obtained on April 19, 2007. The Plan was subsequently amended and restated effective as of December 3, 2008, provided that the amendments to Section 10.1(b) in such amendment and restatement of the Plan shall be subject to the requisite approval of the Company’s stockholders at the 2009 Annual Meeting of Stockholders. This amendment and restatement is a continuation of the Plan and shall be effective as of February 11, 2009, provided that this amendment and restatement of the Plan shall be subject to the requisite approval of the Company’s stockholders at the 2009 Annual Meeting of Stockholders.

ARTICLE 2. DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards.

(b) “Award Agreement” means an agreement between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan. The Award Agreement may be in such form as the Committee shall determine, including a master agreement with respect to all or any types of Awards supplemented by an Award notice issued by the Company.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Cause,” any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall determined by the Committee.

(e) “Change in Control” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Change in Control,” any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing and unless otherwise provided by the Committee, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control with respect to an Award that is subject to Section 409A of the Code only to the extent that such events also constitute a “change in control event” within the meaning of Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(g) “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(h) “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(i) “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means any individual who is a member of the Board of Directors of the Company.

(k) “Disability” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Disability,” a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee. Notwithstanding the foregoing and unless otherwise provided by the Committee, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(l) “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(n) “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i) If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii) If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii) If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(o) “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(p) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(q) “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(r) “Named Executive Officer” means a Participant who is considered a “covered employee” within the meaning of Section 162(m) of the Code.

(s) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(v) “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan which Award is outstanding.

(w) “Performance Award” means an Award granted under Article 10 which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

(x) “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 10.1(b) hereof.

(y) “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

(z) “Plan” means this Sonic Automotive, Inc. 2004 Stock Incentive Plan, as amended from time to time.

(aa) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(bb) “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(cc) “Restricted Stock Unit” means a non-voting unit of measurement that represents the contingent right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is subject to such restrictions as determined by the Committee.

(dd) “SAR” means a stock appreciation right granted pursuant to Article 7.

(ee) “Stock Award” means an equity-based award granted pursuant to Article 9.

(ff) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if such Options or SARs would then be considered to provide for a deferral of compensation within the meaning of Section 409A of the Code.

(gg) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(hh) “Termination of Service” means, except to the extent the applicable Award Agreement provides otherwise or incorporates a different definition of “Termination of Service” (and which may instead use the term “Separation from Service”), the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

ARTICLE 3. ADMINISTRATION

3.1 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award; vesting or exercise conditions applicable to an Award; the duration of an Award; whether an Award is intended to qualify as a Performance Award; restrictions on transferability of an Award and any shares of Common Stock issued thereunder; and other restrictions and covenants upon which a Participant’s rights to receive, exercise or retain an Award or cash, Common Stock or other gains related thereto shall be contingent); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.2 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall determine. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and incorporate any other terms and conditions, not inconsistent with the Plan (except when necessary to comply with Section 409A or other applicable law), as may be directed by the Committee. Except to the extent prohibited by applicable law, the Committee may, but need not, require as a condition of any such Award Agreement’s effectiveness that the Agreement be signed by the Participant.

3.3 Decisions Binding. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.4 Indemnification. In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct or as prohibited by applicable law; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Stock Available Under the Plan. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 5,000,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be 5,000,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash shall be available for further Awards under the Plan.

4.2 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a) Individual Option and SAR Limit. No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 500,000 shares of Common Stock.

(b) Individual Limit on Other Awards. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than 250,000 shares of Common Stock.

4.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, shall be made by the Committee to the maximum number and kind of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, the number of shares subject to the ISO limit in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Sections 162(m) and 409A of the Code and, in the case of ISOs, Section 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Such determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan; however, a grant made hereunder in any one year to a Participant shall neither guarantee nor preclude a further grant to such Participant in that year or subsequent years.

ARTICLE 6. STOCK OPTIONS

6.1 Stock Options. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a) Award Agreement. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b) Option Price. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise of Options. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d) Option Term. The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e) Termination of Service. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.

(i) General Rule. In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) 60 days following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(ii) Involuntary Termination Without Cause. In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) 90 days following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(iii) Disability. In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) one year following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(iv) Death. In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (1) one year following the date of death or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(f) ISO Limitation. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which a Participant’s ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be made in accordance with applicable rules and regulations under the Code.

(g) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company in the manner prescribed by the Company (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to the Company in full in cash or cash equivalents acceptable to the Company, or if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing, or by any other means which the Company determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

(h) Transfer Restrictions. Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (1) one or more Family Members; (2) a trust in which Family Members have more than 50% of the beneficial interest; (3) a foundation in which Family Members (or the Participant) control the management of assets; or (4) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(i) No Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grants of SARs. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a) Award Agreement. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b) Initial Value of SARs. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c) Exercise of SARs. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d) Term of SARs. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e) Termination of Service. In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f) Payment of SAR Value. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g) Nontransferability. Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(h) No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grants of Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a) Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Restricted Stock granted or with respect to which the Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Purchase Price. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c) Nontransferability. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

(d) Other Restrictions. The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e) Settlement of Restricted Stock Units. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in cash, shares of Common Stock (which shares of Common Stock themselves may be shares of Restricted Stock) or a combination thereof as specified by the Committee.

(f) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g) Termination of Service. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h) Stockholder Rights.

(i) Restricted Stock. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii) Restricted Stock Units. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, the Committee may, in its discretion, provide in an Award Agreement that, if the Board of Directors declares a dividend with respect to the Common Stock, Participants shall receive dividend equivalents with respect to their Restricted Stock Units. Subject to Section 409A of the Code, the Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(iii) Adjustments and Dividends Subject to Plan. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i) Issuance of Restricted Stock. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9. STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are denominated or valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. PERFORMANCE AWARDS

10.1 Performance Awards. Subject to the terms of the Plan (including the share limit in Section 4.2), the Committee may designate an Award of Restricted Stock or Restricted Stock Units or a Stock Award as a Performance Award based upon a determination that the Participant is or may become a Named Executive Officer and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

(a) Award Agreement. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall determine. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Performance Goals. The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; market share; earnings per share (basic or diluted); net earnings; operating or other earnings; gross or net profits; revenues; financial return ratios; stockholder return; cash flow measures (including operating cash flow, free cash flow, and cash flow return on investment); cash position; return on equity; return on investment; debt rating; sales (including Company-wide sales and dealership sales); expense reduction levels; debt levels (including borrowing capacity); return on assets (gross or net); debt to equity ratio; debt to capitalization ratio; consummation of debt offerings; consummation of equity offerings; growth in assets, sales, or market share; customer satisfaction; reducing, retiring or refinancing all or a portion of the Company’s long-term or short-term public or private debt or similar financial obligations (including the attainment of a certain level of reduction in such debt); share count reduction; gross or operating margins; contractual compliance (including maintaining compliance with financial and other covenants, obtaining waivers of non-compliance, or obtaining amendments of contractual covenants); or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals also may be expressed by reference to the Participant’s individual performance with respect to any of the foregoing criteria.

Performance Goals may be expressed in such form as the Committee shall determine, including either in absolute or relative terms (including, but not by way of limitation, by relative comparison to a pre-established target, to previous years or to other companies or other external measures), in percentages, in terms of growth over time or otherwise, provided that the Performance Goals meet the requirements hereunder. Performance Goals need not be based upon an increase or positive result under one of the above criteria and could include, for example, maintaining the status quo or the limitation of economic losses (measured in such case by reference to the specific criteria). When establishing the Performance Goals, the Committee may specify that the Performance Goals shall be determined either before or after taxes and shall be adjusted to exclude items such as (i) asset write-downs or impairment charges; (ii) the effect of unusual or extraordinary charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, discontinued operations, reductions in force, refinancing/restructuring of short term and/or long term debt, or other extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (iii) litigation or claim expenses, judgments or settlements, or (iv) changes in accounting principles or tax laws or other laws or provisions affecting reported results. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period.

The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan. The Committee can establish other performance measures for Awards granted to Participants that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

(c) Payment. Prior to the vesting, settlement, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or as otherwise provided in Article 11 with respect to a Change in Control. Notwithstanding anything herein to the contrary, the maximum cash payment that may be paid during a calendar year to a Participant pursuant to a Performance Award shall be $2,000,000.

(d) Code Section 162(m). The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

ARTICLE 11. CHANGE IN CONTROL

11.1 Impact on Options, SARs and Stock Awards. Notwithstanding any other provision of the Plan, all outstanding Options, SARs and Stock Awards (other than Stock Awards that have been designated as Performance Awards) shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.2 Impact on Restricted Stock and Restricted Stock Units. Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (other than those that have been designated as Performance Awards) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.3 Performance Awards. All Performance Awards earned and outstanding as of the date of the Change in Control shall be payable in full within 30 days following the Change in Control. Any remaining Performance Awards shall be accelerated and deemed to have been fully earned as of the date of the Change in Control, with a pro rata settlement of the Performance Award to be made within 30 days following the Change in Control based upon an assumed achievement of the applicable Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

ARTICLE 12. AMENDMENT, SUSPENSION AND TERMINATION

12.1 Amendment, Suspension and Termination of Plan. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

12.2 Amendment of Awards. Subject to Section 12.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan or the Award Agreement.

12.3 Section 409A and Compliance Amendments. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if permissible and applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code.

ARTICLE 13. WITHHOLDING

13.1 Tax Withholding in General. The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

13.2 Share Withholding and Remittance. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act), shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 14. GENERAL PROVISIONS

14.1 Restrictions on Stock Ownership/Legends. The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

14.2 Deferrals. Subject to Section 14.10, the Committee may require or permit a Participant to defer receipt of the delivery of shares of Common Stock or other payments pursuant to Awards under the Plan that otherwise would be due to such Participant. Subject to Section 14.10, any deferral elections shall be subject to such terms, conditions, rules and procedures as the Committee shall determine.

14.3 No Employment Rights. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

14.4 No Participation Rights. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

14.5 No Trust or Fund Created. To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property from its general assets with respect to any Awards under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or the applicable Subsidiary.

14.6 Restrictions on Transferability. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

14.7 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee.

14.8 Approvals and Listing. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

14.9 Compliance with Code Section 162(m). It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Awards granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary to enable Performance Awards to qualify as performance-based compensation thereunder (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation” and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

14.10 Compliance with Code Section 409A. It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. No Award (or modification thereof) shall provide for a deferral of compensation (within the meaning of Section 409A of the Code) that does not comply with Section 409A of the Code and the Award Agreement shall incorporate the terms and conditions required by Section 409A of the Code, unless the Committee, at the time of grant (or modification, as the case may be), provides that the Award is not intended to comply with Section 409A of the Code.

Notwithstanding anything in the Plan to the contrary, the Committee may amend or vary the terms of Awards under the Plan in order to conform such terms to the requirements of Section 409A of the Code. To the extent an Award does not provide for a deferral of compensation (within the meaning of Section 409A of the Code), but may be deferred under a nonqualified deferred compensation plan established by the Company, the terms of such nonqualified deferred compensation plan shall govern such deferral, and to the extent necessary, are incorporated herein by reference. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A of the Code, and shall not have any liability to or indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure to comply with or meet an exemption under Section 409A of the Code.

14.11 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements (including an arrangement not intended to be performance-based compensation under Section 162(m) of the Code) or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

14.12 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

14.13 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

14.14 Governing Law. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

APPENDIX D

SONIC AUTOMOTIVE, INC.

2005 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

AMENDED AND RESTATED AS OF MAY 11, 2009

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

1.1 Purpose of the Plan. The purpose of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

1.2 Effective Date. The Plan was initially effective upon its adoption by the Board of Directors on February 10, 2005, subject to the requisite approval of the Company’s stockholders which was obtained on April 21, 2005. The Plan was subsequently amended and restated effective as of April 19, 2007, subject to the requisite approval of the Company’s stockholders at the 2007 Annual Meeting of Stockholders which was obtained on April 19, 2007. This amendment and restatement is a continuation of the Plan and shall be effective as of May 11, 2009, subject to the requisite approval of the Company’s stockholders at the 2009 Annual Meeting of Stockholders.

ARTICLE 2. DEFINITIONS

2.1 Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company.

(c) “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

(e) “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(f) “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(g) “Director” means a member of the Board of Directors.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to any section of (or rule promulgated under) the Exchange Act shall be deemed to include reference to applicable rules, regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, rules, regulations and guidance.

(i) “Grant Date” means the date on which a grant of Restricted Stock is made to a Non-Employee Director pursuant to Section 6.1.

(j) “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.

(k) “Plan” means this Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

(l) “Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

(m) “Restricted Stock Award” means a grant of Restricted Stock.

(n) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests.

ARTICLE 3. ADMINISTRATION

Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Stock Available Under the Plan. Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Three Hundred Forty Thousand (340,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards which are forfeited or canceled for any reason shall be available for further grants under the Plan.

4.2 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments and/or substitutions, as applicable, shall be made by the Board to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards. Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award.

ARTICLE 5. PARTICIPATION

Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his or her tenure as a Non-Employee Director.

ARTICLE 6. FORMULA GRANTS OF RESTRICTED STOCK

6.1 Formula Grants of Restricted Stock. Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:

(a) Annual Grants. On the first business day following each annual meeting of the Company’s stockholders beginning with the 2005 Annual Meeting of Stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share; provided, however, that for the Grant Date immediately following the 2009 Annual Meeting of Stockholders, each such grant of Restricted Stock shall consist of the lesser of (i) the number of shares determined in accordance with the foregoing formula or (ii) Fifteen Thousand (15,000) shares. The Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(b) Interim Grants to New Non-Employee Directors. If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share; provided, however, that for any Grant Date during the 2009 calendar year, such grant of Restricted Stock shall consist of the lesser of (i) the number of shares determined in accordance with the foregoing formula or (ii) Fifteen Thousand (15,000) shares. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(c) Pro Rata Allocation. If, on any Grant Date, the number of shares of Common Stock with respect to which Restricted Stock shall be granted pursuant to this Section 6.1 exceeds the number of shares then available for issuance under the Plan, the number of shares of Restricted Stock to be granted to the Non-Employee Directors on such Grant Date shall be reduced on a pro rata basis.

6.2 Nontransferability. The shares of Restricted Stock may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner to the extent they remain unvested.

6.3 Termination of Service. In the event that a Director’s service on the Board terminates for any reason, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by such Director.

6.4 Change in Control. Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

6.5 Stockholder Rights. Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan.

6.6 Award Agreement. Each grant of Restricted Stock shall be evidenced by an award agreement executed by the Non-Employee Director and the Company that contains the Grant Date of the Restricted Stock and the other terms and conditions applicable thereto.

6.7 Issuance of Restricted Stock/Stock Certificates. A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 7. AMENDMENT, SUSPENSION AND TERMINATION

The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award.

ARTICLE 8. TAX MATTERS

8.1 Withholding. To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

8.2 Section 83(b) Election. If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 9. GENERAL PROVISIONS

9.1 Restrictions on Stock Ownership/Legends. The Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

9.2 No Guarantee of Continued or Future Service on the Board. Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

9.3 Unfunded Plan. To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards under this Plan. With respect to receipt of Common Stock, a Director (and any person claiming through him) shall have only the status of an unsecured general creditor of the Company.

9.4 Requirements of Law. The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Board.

9.5 Approvals and Listing. The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

9.6 Other Corporate Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

9.7 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

9.8 Severability. The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

9.9 Governing Law. To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

APPENDIX E

SONIC AUTOMOTIVE, INC.

P R O X Y

Charlotte, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.

The undersigned hereby appoints Mr. David P. Cosper and Mr. Stephen K. Coss as proxies, each with the power to appoint his Substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on March 27, 2009, at the Annual Meeting of Stockholders to be held on May 11, 2009 at 11:00 a.m., at Lowe’s Motor Speedway, Smith Tower, King Room, U.S. Highway 29 North, Concord, North Carolina, or any adjournment thereof.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2, 3, 4 and 5.

1.	ELECTION OF DIRECTORS

Nominees: O. Bruton Smith, B. Scott Smith, David B. Smith, William I. Belk, William R. Brooks, Victor H. Doolan, Robert Heller, Robert L. Rewey and David C. Vorhoff (Mark only one of the following boxes.)

☐ VOTE FOR ALL nominees listed above, except vote withheld as to the following nominee(s)	☐ VOTE WITHHELD as to all nominees
(if any):

2.	AMENDMENT AND RESTATEMENT OF THE SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN THAT ADDS NEW PERFORMANCE CRITERIA THAT CAN BE USED FOR PERFORMANCE-BASED COMPENSATION AND MAKES OTHER REVISIONS

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	AMENDMENT AND RESTATEMENT OF THE SONIC AUTOMOTIVE, INC. 2004 STOCK INCENTIVE PLAN THAT INCREASES THE SHARES ISSUABLE THEREUNDER FROM 3,000,000 TO 5,000,000 SHARES, ADDS NEW PERFORMANCE CRITERIA THAT CAN BE USED FOR PERFORMANCE-BASED AWARDS AND MAKES OTHER REVISIONS

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	AMENDMENT AND RESTATEMENT OF THE SONIC AUTOMOTIVE, INC. 2005 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS THAT INCREASES THE SHARES ISSUABLE THEREUNDER FROM 90,000 TO 340,000 SHARES, LIMITS THE MAXIMUM NUMBER OF SHARES THAT CAN BE GRANTED TO A NON-EMPLOYEE DIRECTOR DURING 2009 TO 15,000 SHARES AND MAKES OTHER REVISIONS

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS SONIC’S INDEPENDENT ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on this Proxy.

When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Class A Common Stock Shares:

Class B Common Stock Shares:

Dated:                                                                                                                           , 2009

Signature

Printed Name:

Signature, if held jointly:

Printed Name:

☐	Please check the box if you plan to attend the Annual Meeting of Stockholders. Directions to attend the Annual Meeting, where you may vote in person, can be found at the following weblink: https://www.lowesmotorspeedway.com/visitors_guide /area_map/.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2009:

The Company’s Proxy Statement on Schedule 14A, form of proxy card, 2008 Annual Report on Form 10-K and 2008 Annual Report are available at: https://www.sendd.com/EZProxy/?project_id=271

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